PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into by and between Purchaser and Sellers, as of the Effective Date.
IN CONSIDERATION OF the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE 1: DEFINITIONS
Section 1.1:    Definitions. The following terms shall have the meanings indicated for all purposes under this Agreement:
Acadia: Acadia Strategic Opportunity Fund III LLC, or, as the context may require, Acadia Strategic Opportunity Fund II, LLC, severally, and not jointly.
Allocated Contract Price: That portion of the Contract Price allocated to each Property as set forth on Exhibit C attached hereto.
Atlantic Avenue Property: Shall mean the Property described on the attached Exhibit A as “Atlantic”.
Business Days: All days except Saturday, Sunday or a legal holiday under the laws of the State of New York.
Closing: The act of settlement of the purchase and sale of the Properties at which title is conveyed from Sellers to Purchaser and the Contract Price is paid by Purchaser to Sellers.
Closing Date: December 21, 2012, or as otherwise may be extended pursuant to the terms of Section 9.1 hereof by Purchaser, or Article 5 and Section 9.3 by Sellers hereunder, or on such other date as Purchaser and Sellers may agree in writing; such originally scheduled closing date, as such date may be extended as permitted hereunder, shall be TIME OF THE ESSENCE.
Contract Price: $293,903,000.00; provided, however, in the event that the Purchaser shall have elected either (i) the Pelham Adjournment Right or the Ozone Park Adjournment Right, on the one hand or (ii) the Pelham Termination Right or the Ozone Park Termination Right, respectively, on the other hand, the Contract Price shall be reduced by an amount equal to the Allocated Contract Price for the Pelham Property and/or the Ozone Park Property, respectively, as the case may be, and the Initial Earnest Money shall be proportionately reduced, in relation to the percentage of the Allocated Contract Price corresponding to any such property so terminated or adjourned, as the case may be.
Due Diligence Items: Shall have the meaning given to such term in Section 4.1.

1| P a g e
LEGAL_US_E # 101661756.3

Earnest Money: The Initial Earnest Money plus each installment of Additional Earnest Money, if any, plus interest thereon, if applicable.
Effective Date: The date on which the Title Agent receives a fully executed copy of this Agreement, said date being inserted by the Title Agent in the blank provided for that purpose on the signature page of this Agreement.
Governmental Authority: The United States of America, the State, and city or county and any agency or instrumentality thereof having jurisdiction over Sellers or the Properties or any portion thereof.
Improvements: The self-storage facilities, buildings and other improvements located on the Properties.
Initial Earnest Money: $8,817,090.00
Inspection Objection: Shall have the meaning given to such term in Section 4.2.
Land: Those parcels further and more fully described on Exhibit B attached hereto.
Legal Requirements: Any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation of, and the terms of any license or permit issued by, any Governmental Authority applicable to the Property.
Ozone Park Adjournment Right: Shall have the meaning given to such term in Section 15.1.
Ozone Park Termination Right: Shall have the meaning given to such term in Section 15.2.
Ozone Park Property: Shall mean the Property described on the attached Exhibit A as “Ozone Park”.
Pelham Adjournment Right: Shall have the meaning given to such term in Section 15.1.
Pelham Termination Right: Shall have the meaning given to such term in Section 15.2.
Pelham Property: Shall mean the Property described on the attached Exhibit A as “Pelham”.
Properties: Shall have the meaning given to such term in Section 2.1.
Proration Date: The day immediately prior to the Closing Date.
Purchaser: SP Holdings I LLC, a Delaware limited liability company, whose address for notices is:
SP Holdings I LLC
Two Buckhead Plaza
3050 Peachtree Road NW, Suite 580
Atlanta, Georgia 30305

2| P a g e
LEGAL_US_E # 101661756.3

Attention: Bruce C. Roch, Jr.
Telephone No.: (404) 231-6700
Fax No.: (404) 963-9544

and

Heitman Capital Management LLC
191 North Wacker Drive, Suite 2500
Chicago, Illinois 60606
Attention: Howard Edelman
Telephone No.: (312) 855-6547
Fax No.: (312) 541-6738
with a copy to:
Mayer Brown LLP
350 South Grand Avenue
Los Angeles, California 90071-1503
Attention: Brian T. May, Esq.
Telephone No.: (213) 229-5113
Fax No.: (213) 576-8177
Renovation Agreements: Construction, renovation, design and any other agreements relating to renovations and improvements being made to the Repositioning Properties as further defined in Section 2.1(e)(xii).
Repositioning Properties: These properties are detailed in Exhibit G attached hereto.
Sellers:
Acadia Storage Company LLC
Acadia Storage Post Portfolio Company LLC
Acadia Suffern LLC
Acadia Atlantic Avenue LLC
Acadia Pelham Manor LLC
Acadia Liberty LLC
The address for notices to Sellers is:
Acadia Realty Trust
1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
Attention: Robert Masters
Telephone No.: (914) 288-8139
Fax No.: (914) 288-2139

3| P a g e
LEGAL_US_E # 101661756.3

State: With respect to a particular property, the State in which such Property is located.
Title Agent: Near North National Title LLC, whose address for notices under this Agreement is:
222 North LaSalle Street
Lobby Level
Chicago, Illinois 60601
Attention: Cindy M. O’Donohue and Megan Toborg
Telephone No: 312-419-3918
Fax No: (312) 419-0778
Title Company: Chicago Title Insurance Company.
ARTICLE 2:    AGREEMENT TO SELL AND PURCHASE
Section 2.1:    Purchase and Sale. Upon and subject to the terms of this Agreement, Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from Sellers, the Properties, as detailed on Exhibit A attached hereto. As used in this Agreement, the terms “Properties” as detailed on Exhibit A and “Property”, shall mean and include all of Sellers’ right, title and interest, if any, in:
(a)    Fee simple title to the Land and Improvements for all the Properties except, with respect to (i) the Ozone Park Property, title to the lessee’s leasehold interest thereof pursuant to a ground lease described on the attached Schedule 2.1(a) (the “Ozone Park Ground Lease”) and (ii) the Pelham Property, (A) a space lease of a portion of the lessee’s leasehold interest thereof pursuant to a ground lease described on the attached Schedule 2.1(a) (the “Pelham Ground Lease”, together with the Ozone Park Ground Lease, the “Ground Leases”), such space lease interest consisting of Unit 1 of the P/A-Acadia Pelham Manor Condominium (the “Pelham Condominium”), as more particularly described on Exhibit A attached hereto, pursuant to a lease to be entered into at Closing, by and between Acadia Pelham Manor LLC, as landlord, and Purchaser, as tenant, in form and substance satisfactory to both Purchaser and Seller (the “Pelham Ground SubLease”) and (B) Seller’s interest in Unit 1 as a “Unit Owner” under the Pelham Condominium.
(b)    All the rights and appurtenances pertaining to the Land, including all water and mineral rights, all rights in and to wastewater capacity and other utility capacity allocated to the Land, rights under any reciprocal easement agreements, access agreements and other recorded or unrecorded instruments benefiting the Land or the Improvements, all right, title and interest of Sellers in and to easements, adjacent and contiguous tracts, strips, gores, streets, alleys and rights-of-way, any reversionary rights attributable to the Land, any condemnation awards made or to be made in lieu thereof, and any awards for damage to the Land by reason of a change of grade of any highway, street, road or avenue (collectively, the “Appurtenances”);
(c)    All machinery, equipment, furnishings, furniture, signage and other tangible personal property of every kind and character, if any (the “Personal Property”) owned by Sellers and now or hereafter located on or about, and used in connection with, the Land or the Improvements,

4| P a g e
LEGAL_US_E # 101661756.3

including all right, title and interest of Sellers’ affiliate’s interest in certain vehicles used in the operation of the businesses operated at the Properties, as more particularly set forth on and described in Schedule 3.1 herein (the “Vehicle Property”);
(d)    The interest of the lessors or landlords under all rental agreements, leases, and use and/or occupancy agreements covering any part of the Land or the Improvements (together with any amendments, modifications, amendments and restatements or supplements thereto, and any new storage space leases entered into prior to Closing in accordance with this Agreement, the “Leases”), together with all prepaid rents, security deposits, letters of credit and other deposits made by the tenants under the Leases and all guarantees relating to or made in connection with the Leases;
(e)    All of the following, to the extent that they exist and relate to or arise out of the design, construction, ownership, use, leasing, maintenance, management, service, supply or operation of the Land, the Improvements, the Leases or the Personal Property: (i) contracts and agreements such as maintenance, service, supply and utility contracts (the “Service Contracts”), to the extent that Purchaser elects (or is required) to take assignment thereof as provided herein, (ii) warranties, guaranties, indemnities, claims and causes of action, (iii) development rights, air rights, governmental approvals, licenses, permits, certificates of occupancy and similar entitlements, (iv) plans, drawings, specifications, surveys, engineering reports, environmental reports and audits, government and regulatory compliance reports, such as Americans with Disabilities Act compliance reports, equipment manuals and other technical manuals and descriptions in Sellers’ or Sellers’ property manager’s possession or control, (v) any operating agreements, reciprocal easement agreements, utility agreements and other recorded and unrecorded agreements affecting the Land, (vi) rights, including deposits and other amounts paid or prepaid by Sellers under construction contracts and architectural and engineering agreements, (vii) surveys, engineering, soils, seismic, geological and environmental reports, studies, certificates and other technical descriptions applicable to the Land and/or the Improvements in Sellers’ or Sellers’ property manager’s possession or control, (viii) rights to credits, refunds and reimbursements, including any credits against, or right to pay reduced, application fees, permit fees, inspection fees and impact fees (subject to any adjustment, if and to the extent applicable, in accordance with this Agreement), (ix) rights under zoning cases, preliminary plans, plats and other development applications and approvals, if and to the extent in Sellers’ or Sellers’ property manager’s possession or control (x) all other development rights, powers, privileges, options and other benefits associated with that pertain to, are attributable to, apply to or which otherwise benefit, the Land and/or the Improvements, and (xi) telephone exchanges, trade names, marks, all good will attributable to or associated with such trade names and marks, and other identifying material used by Sellers in the operation of the Improvements, excluding the name, “Storage Post” (collectively, all such property described in this subparagraph (e), the “Intangible Property”) and, (xii) construction, renovation, architectural, mechanical, electrical and engineering drawings, designs, surveys, blue prints, plans and specifications, development agreements, constructions contracts and subcontracts, and any other documents, contracts, instruments or agreements relating to renovations and improvements being made to the Repositioning Properties, if and to the extent in Sellers’ or Sellers’ property manager’s possession or control (the “Renovation Agreements”).
ARTICLE 3:    CONTRACT PRICE AND EARNEST MONEY

5| P a g e
LEGAL_US_E # 101661756.3

Section 3.1:    Contract Price. At Closing, Purchaser shall pay to Sellers in immediately available funds an amount equal to the Contract Price, less the Earnest Money that is applied to the Contract Price and subject to the prorations and adjustments provided in this Agreement, including for the Vehicle Property pursuant to Sections 9.9(g) and 9.9(h) hereof. The Contract Price is allocable to the Properties and payable to the Sellers as set forth on Exhibit C.
Section 3.2:    Earnest Money. The parties shall execute three (3) originals of this Agreement. Purchaser shall deposit the Initial Earnest Money with the Title Agent in escrow by no later than 5:00 P.M., New York time on the date that is two (2) Business Days immediately following the Effective Date, by wire transfer of immediately available federal funds to an account designated by Title Agent, to be held by Title Agent pursuant to and in accordance with the provisions of Article 14 of this Agreement; provided, if Purchaser fails to timely deliver the Initial Earnest Money pursuant to this Section 3.2, then this Agreement, without further act of either party, shall be automatically terminated. At Purchaser’s option, the Title Agent shall either invest the Initial Earnest Money and any installment of Additional Earnest Money in an interest-bearing account acceptable to Purchaser or in any other account acceptable to Purchaser. The Earnest Money shall include all interest thereon, to the extent applicable. In the event of a Closing, all Earnest Money shall be applied to the Contract Price at Closing. In the event there is no Closing, all Earnest Money shall be disbursed in accordance with the provisions of Article 14 herein.
ARTICLE 4:    DUE DILIGENCE ITEMS AND INSPECTION OF THE PROPERTY
Section 4.1:    Due Diligence Items. Sellers, by their signatures to this Agreement, acknowledge that they have delivered to Purchaser true, correct and complete copies of the items listed below for all Properties listed on Exhibit A (the “Due Diligence Items”) without any representation or warranty by Sellers as to the same except to the extent specifically set forth in Section 6.1 herein:
(a)    the most recent surveys of the Properties in Sellers’ possession;
(b)    real estate and personal property tax statements with respect to each Property for the immediately preceding three (3) full calendar years;
(c)    the written results, if any, of any roof reports, environmental site assessments, engineering reports, soil boring tests or other third party, physical inspections done at all of the Properties;
(d)    the most recent appraisal done for all of the Properties;
(e)    a current owner’s policy of title insurance covering all of the Properties, and copies of all recorded documents;
(f)    most recent lender’s pro formas of title insurance covering all of the properties;

6| P a g e
LEGAL_US_E # 101661756.3

(g)    a current site plan showing the location of the Improvements on all of the Properties;
(h)    operating statements for all of the Properties for the immediately preceding three (3) full calendar years and for the year to date for 2012, itemized in reasonable detail as to expenses;
(i)    fully executed copies of all Leases and all guarantees related thereto, if any, together with any correspondence or other written communication between Sellers (or any predecessor in title) and the tenants under the Leases at all of the Properties;
(j)    fully executed copies of the Ground Leases and all guarantees related thereto, if any;
(k)    historical occupancy reports for the immediately preceding three (3) full calendar years;
(l)    all available architectural, structural, mechanical and electrical “as-built” plans and specifications for the Improvements, together with copies of all building permits, certificates of occupancy (whether temporary or final) and other material permits, licenses, franchises, authorizations, variances and approvals used in or relating to the ownership, construction, renovation, leasing, maintenance, management, occupancy or operation of the Improvements;
(m)    warranties and guarantees related to any of the Personal Property or Improvements;
(n)    a current rent roll for each property;
(o)    copies of all Service Contracts and Renovation Agreements;
(p)    copies of all utilities bills for the 12-month period preceding the Effective Date;
(q)    a schedule of accounts receivable;
(r)    a written description of any pending litigation brought by or against Sellers which involves any of the Properties;
(s)    a written description of any pending appeals regarding property tax assessments (collectively, the “Pending Tax Appeals”);
(t)    copies of all written notices from governmental authorities;
(u)    a schedule of all capital expenditures of $5,000 or more for the immediately preceding three (3) full calendar years and for the year to date for 2012; and
(v)    a schedule of insurance coverage, including a claim history for current and prior two years.
Purchaser, by its signature to this Agreement, acknowledges receipt of the preceding items, without any representation or warranty or acknowledgment as to the completeness of the same. Sellers will promptly advise Purchaser in writing of any changes, additions, deletions or modifications with respect to any Due Diligence Items, to its knowledge, and will provide Purchaser with true, correct and complete copies of all such changes, additions, deletions or modifications.

7| P a g e
LEGAL_US_E # 101661756.3

The terms “to Sellers’ knowledge,” “to the best of Sellers’ knowledge” and phrases of similar import used in this Agreement, including in Article 6 herein, shall mean the actual present knowledge (and not constructive knowledge) of Robert Masters and Jonathan Asta, without independent inquiry or investigation (except if and to the extent specifically set forth in Article 6 herein) based upon their review of the representations and warranties contained herein, and shall not mean that Sellers or such individual is charged with knowledge of the acts, omissions and/or knowledge of Sellers’ property manager (or any employee thereof) or of Sellers’ other agents or employees or of Sellers’ predecessors in title to the Properties. Neither such individual shall have any personal liability with respect to this Agreement or the transaction contemplated hereunder.
Section 4.2:    Sellers’ Inspection Objections Cure Obligations.
(a)    At any time prior to Closing, Purchaser or its agents, at their sole cost and risk, shall have the right to go on the Properties or any part thereof, to inspect the Properties and to make all such inspections, surveys, tests, market or other studies (including environmental) as Purchaser deems necessary or desirable to determine if the Properties are suitable for use by Purchaser, subject to this Section 4.2 and reasonable conditions relating to any on-site inspection of the Property promulgated by Sellers or Sellers’ property manager. Except for a default by Sellers in their Closing obligations pursuant to Section 9.4 hereunder or any right of Purchaser hereunder to terminate this Agreement under Sections 10.5, 11.1 or 11.2, or a failure of a condition precedent to Purchaser’s obligations hereunder in accordance with Section 9.3 herein, which is not duly cured pursuant to the final paragraph of Section 9.3 herein, the Earnest Money shall be non-refundable to Purchaser.
(b)    Schedule 4.2 attached hereto sets forth all of Purchaser’s objections to the condition of one or more of the Properties based solely on a condition, event, circumstance or fact reflected in a Third Party Report (hereinafter defined) commissioned by and obtained by Purchaser prior to the date hereof (such objections, the “Inspection Objections”). As used in this Agreement, the term “Third Party Report” shall mean one or more of the following reports prepared by an independent, third party not related to Purchaser: any Phase I or Phase II environmental site assessment, any property condition and engineering report, and any legal compliance report, including, without limitation, any zoning report. Purchaser shall have delivered to Sellers, prior to the Effective Date, all relevant portions of any Third Party Reports necessary to establish, to Sellers’ reasonable satisfaction, the basis for the Inspection Objections.

(i)
With respect to any Inspection Objections that can be remedied by delivery of documentation to or from a Governmental Agency (the “Inspection Objection Documentation”), Sellers shall exercise commercially reasonable efforts to deliver to Purchaser prior to Closing any such Inspection Objection Documentation.

(ii)
If Sellers are unable to obtain any such Inspection Objection Documentation prior to Closing despite such commercially reasonable efforts, Sellers shall so notify Purchaser in writing prior to Closing of such fact (provided that such failure shall not be a failure of a condition precedent to Purchaser’s obligations hereunder, which shall be unaffected by such failure), and Sellers will continue to exercise commercially reasonable efforts to obtain the Inspection Objection Documentation post-Closing, subject to subparagraph (iii) below, until it has so delivered same to

8| P a g e
LEGAL_US_E # 101661756.3

Purchaser after Closing (provided Purchaser shall reasonably cooperate after the Closing with Seller’s reasonable requests, at no out-of-pocket cost or expense of Purchaser, necessary, in Seller’s reasonable discretion, to facilitate the delivery of such Inspection Objection Documentation to Purchaser, including by executing any affidavits, forms, or letters, in its capacity as owner of the Properties, except that no such cooperation shall increase the obligations or liabilities of Purchaser under this Agreement), but in no event shall such failure to so deliver such documentation to Purchaser entitle Purchaser to exercise any remedy against Sellers, except pursuant to the following sentence, if applicable. Notwithstanding the foregoing, Sellers and Acadia shall indemnify, defend and hold Purchaser harmless from and against any claims, liabilities, obligations or actual damages suffered by Purchaser resulting from or arising out of (1) Sellers’ failure to deliver such Inspection Objection Documentation to Purchaser after Closing and (2) the underlying conditions, events or circumstances described in such Inspection Objections. The provisions of this Section 4.2(b) shall survive the Closing if and to the extent Sellers have failed to so deliver the Inspection Objection Documentation by Closing.

(iii)
With respect to the Inspection Objection relating to the Atlantic Avenue Property only, Seller shall exercise commercially reasonable efforts to complete (or cause to be completed) the work described on Schedule 4.2 to remedy such respective objection (the “Atlantic Work”) prior to Closing; provided, however, in the event that Seller fails to complete such work prior to Closing such failure shall not be a default by Seller or a failure of a condition precedent to Purchaser’s obligations hereunder and Seller shall, in such event, continue to exercise commercially reasonable efforts to complete (or cause to be completed) the work described on Schedule 4.2 to remedy such respective Inspection Objection. Upon completion of the work, Seller shall exercise commercially reasonable efforts to seek the Inspection Objection Documentation with respect to such work in accordance with this Section 4.2.

(1)    The Atlantic Work shall be performed by Purchaser’s environmental consultant, CNS Management Corporation (“CNS”), in accordance with an environmental remediation contract to be entered into prior to the Closing Date between Seller of the Atlantic Avenue Propertyand CNS. Sellers shall ensure the lien-free completion of such work.
(2)    Inasmuch as this work will continue after the Closing, Purchaser hereby grants Seller and CNS a license to perform such work, and Purchaser shall be permitted to promulgate basic work guidelines to minimize risk and disruption to the owner and occupants thereof, such as liability insurance and work and safety rules, each in proportion to the scale and type of work being performed, and at similarly situated properties.

9| P a g e
LEGAL_US_E # 101661756.3

(3)    In no event shall Seller amend or modify such contract for the Atlantic Work without Purchaser’s prior written approval.

ARTICLE 5:    TITLE AND SURVEY
Section 5.1:    Delivery of Title Commitment and Survey. Purchaser acknowledges, prior to the date hereof, having received and reviewed:
(c)    A Commitment for Title Insurance (the “Commitment”) issued by the Title Agent on behalf of the Title Company, together with true and legible copies of all easements, restrictions and other items referred to as exceptions in the Commitment, pursuant to which the Title Agent agrees to issue to Purchaser at Closing an American Land Title Association Form 2006 Extended Coverage Owner’s Policy of Title Insurance (the “Title Policy”) in the full amount of the Contract Price, as allocated among the Properties in Purchaser’s sole discretion, dated as of the Closing Date, together with such endorsements as are requested by Purchaser and are available under applicable Legal Requirements, insuring Purchaser’s title to each Property, subject only to the Permitted Encumbrances (hereinafter defined); and
(d)    A current survey, which shall be an update and/or recertification of the Properties’ surveys previously delivered to Purchaser (collectively, the “Survey”) of each Property made on the ground by a registered, professional land surveyor approved by the Title Agent and licensed by the appropriate Governmental Authority. The Survey shall for each Property (A) contain a metes and bounds description of the Land; (B) locate and show dimensions of all existing easements (setting forth book and page number) alleys, streets, roads and rights-of-way; (C) show any encroachments on or protrusions from the Property; (D) show all existing Improvements; (E) show any portion of each Property within a flood plain; and (E) otherwise conform to the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Real Property Title Surveys and the items set forth in Table A thereto (other than contours and elevations of the Land but including elevations of the Improvements).
Section 5.2:    Procedure for Resolving Title Objections. Prior to the date hereof, Purchaser has notified Sellers in writing (“Purchaser’s Objection Notice”) of its objection to any exceptions to title contained in the Commitment or disapproval of the Survey which are not Permitted Exceptions (“Title Objections”). The term “Permitted Exceptions” shall mean: (i) any and all covenants, easements, restrictions, and agreements of record affecting the Properties, waived (or deemed waived) by Purchaser (i.e., either not expressly waived in response to Sellers’ unwillingness to cure such objections as permitted hereunder or not raised by Purchaser as a Title Objection in Purchaser’s Objection Notice); (ii) the Leases; and (iii) the standard printed exclusions and exceptions in the form of the owner’s Title Policy. Sellers shall cure all such Title Objections, except to the extent set forth on the attached Schedule 5.2 (which are markups of Purchaser’s original Title Objections) at or prior to Closing (which date may be extended for up to thirty (30) days by Sellers to cure same if it so elects for any items first appearing after the date of the recent lender’s pro formas for the Properties, including in any update to the Commitment prior to closing, and which date (as extended by such thirty (30) days) may be further extended, at Seller’s option,

10| P a g e
LEGAL_US_E # 101661756.3

for up to sixty (60) additional days so long as Sellers are diligently pursuing the cure of such Title Objections) which cures shall be performed to insure over or omit any such item in order to allow the Title Agent to issue the Title Policy on behalf of the Title Company subject only to the Permitted Exceptions. Except as expressly set forth above, Sellers shall have no obligation to remove or cure any Title Objections set forth in Purchaser’s Objection Notice. All standard printed exceptions, including the gap exception, shall be deleted at Closing, to the extent same can be deleted by Sellers’ delivery of a properly executed Owner’s Affidavit (as defined herein) by Sellers and the Survey by Purchaser, to the Title Agent. Sellers shall execute and deliver to the Title Agent on or prior to the Closing Date an owner’s affidavit on the Title Agent’s standard form, without any requirement for indemnities except for “gap” indemnity (the “Owner’s Affidavit”) and any other documents, undertakings or agreements reasonably required by the Title Agent to issue the Title Policy in accordance with the provisions of this Agreement. Sellers shall be obligated to discharge and cause to be released from the public records, or otherwise cause to be omitted from the Purchaser’s Title Policy at Closing, including, by bonding over or delivering escrows to the Title Agent satisfactory to Title Agent (but Sellers shall be so permitted to bond/escrow, as the case may be, only for exceptions which can be cured by payment of money) (1) any lien securing a monetary obligation or any lien or security interest that can be released by payment of money (except liens created or caused by Purchaser or Purchaser’s agents in connection with its diligence activities at the Properties for which Sellers have notified Purchaser or for which Sellers are otherwise aware or otherwise responsible for, which shall be the responsibility of Purchaser) and (2) liens or encumbrances (including, but not limited to, monetary liens) voluntarily created by Sellers after the Effective Date in violation of this Agreement. In the event that Sellers shall have failed to cure any Title Objections, with regard to any Properties, to Purchaser’s reasonable satisfaction prior to the end of Sellers’ cure period in accordance with this paragraph (as same may be extended in accordance with this paragraph), Purchaser may, at its option, either (i) waive any uncured Title Objections and proceed to Closing or (ii) terminate this Agreement by written notice to Sellers, each option to be exercised within five (5) Business Days after Sellers have failed to cure any of the Title Objections of which Seller is required to cure in accordance with this paragraph. Purchaser’s failure to so terminate this Agreement at the end of the period described in subparagraph (ii) of the immediately preceding sentence will constitute its waiver of any uncured Title Objections. In the event that Purchaser elects to terminate this Agreement under such subparagraph (ii), the Earnest Money shall be returned to Purchaser within three (3) days after Purchaser’s termination notice, free and clear of all rights and claims of Sellers with respect thereto, except to the extent any claim exists against Purchaser relating to its on-site activities at the Properties for which Seller has notified Purchaser or which Seller is otherwise aware or otherwise responsible for, and neither party hereto shall have any other further liability or obligation hereunder. Any exceptions to title disclosed in the Commitment and not objected to by Purchaser in Purchaser’s Objection Notice shall be deemed accepted by Purchaser.
ARTICLE 6:    SELLERS’ AND PURCHASER’S
REPRESENTATIONS AND WARRANTIES

11| P a g e
LEGAL_US_E # 101661756.3

Section 6.1:    Sellers’ Representations and Warranties. Acadia and each Seller hereby jointly and severally represent and warrant to Purchaser as follows, with regard to each Seller and each Property.
(a)    Each of Seller and Acadia is duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly authorized to transact business in each state where it is required by law to qualify to transact business.
(b)    Each of Seller and Acadia has, without notice to or consent or joinder of any other person or entity, the full right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by each of Seller and Acadia has been duly and validly authorized by all requisite action. This Agreement constitutes the legal, valid and binding agreement of each Seller and Acadia, enforceable in accordance with its terms.
(c)    Each of Seller’s and Acadia’s execution, delivery and performance of this Agreement, and of any other documents to be executed and delivered by any of the Sellers at Closing, do not and will not violate, conflict with, result in the breach of or constitute a default under any of Sellers’ or Acadia’s organizational documents, any mortgage, indenture, document, instrument or agreement to which any Seller or Acadia is a party or by which any Seller or Acadia or any portion of the Property is bound or any Legal Requirement.
(d)    Except to the extent set forth in the Due Diligence Items, Sellers have not received written notice, nor does any Seller have knowledge, of any pending, threatened or contemplated action by any Governmental Authority having the power of eminent domain that might result in all or any part of the Property being taken by condemnation, eminent domain or conveyed in lieu of such taking.
(e)    Except to the extent set forth in the Due Diligence Items, no Seller has received written notice, nor does any Seller otherwise have knowledge, of any claim by any Governmental Authority relating to actual or alleged violations of any Legal Requirements.
(f)    Sellers have not used any of the Properties, nor to the best of each Seller’s knowledge, except to the extent set forth in the Due Diligence Items, has any Property been used for the use, manufacture, generation, disposal, storage, or release of Hazardous Substances other than use and storage, if at all, of commonly used and commercially available cleaning supplies and materials used in accordance with applicable Environmental Laws. To the best of each Seller’s knowledge, after due inquiry with its property manager and except as disclosed in any Due Diligence Items, there are no Hazardous Substances located in, on, under or about any of the Properties other than use and storage, if at all, of commonly used and commercially available cleaning supplies and materials used in accordance with applicable Environmental Laws. Except to the extent set forth in the Due Diligence Items, to Sellers’ knowledge, there are no underground storage tanks on any of the Properties. “Hazardous Substances” mean (i) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic mold, toxic wastes or substances or any other materials or pollutants which (A) pose a hazard to the Property or to persons on or about the Property or (B) cause the Property to be in violation of any Environmental Law (hereinafter defined) and (ii) any chemical, material or substance defined as or included in the definitions of “hazardous substances”,

12| P a g e
LEGAL_US_E # 101661756.3

“hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “toxic substances” or words of similar import under any applicable Environmental Law. “Environmental Laws” mean any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, any Hazardous Substances (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to environmental conditions in, on, under or about any of the Properties, including, without limitation, soil and groundwater conditions. For the avoidance of doubt, except to the extent it has knowledge disclosed herein, Sellers make no representations or warranties regarding the interior of any of the rented units at the Properties.
(g)    Except as disclosed on Schedule 6.1(g) annexed hereto, there is no litigation or other proceedings pending or, to the best of each Seller’s knowledge, threatened in writing against or relating to the Property or any Seller.
(h)    To the best of each Seller’s knowledge, the Due Diligence Items delivered to Purchaser by Sellers are true, correct and complete copies of what they purport to be. None of the Sellers has any Due Diligence Items in its possession or, to its knowledge, within its control, that has not been delivered (or made available) to Purchaser.
(i)    Except for any routine maintenance and repairs, including any emergency repairs, no work has or will have been performed or will be in progress at the Properties other than what is disclosed on Exhibit F, and except for any such routine maintenance and repairs, including any emergency repairs or work disclosed on Exhibit F hereto, no materials have or will have been delivered to the Properties, that might provide the basis for a materialman’s, mechanic’s or other lien against the Properties or any portion thereof. True and correct copies of all Renovation Agreements have been delivered to Purchaser. Sellers have not delivered any written notice of a breach or default nor, to Sellers’ knowledge, are Sellers or any other party in breach or default under any Renovation Agreement. Except in connection with any unfinished Renovation Work or as disclosed to Purchaser in the Due Diligence Items, all contractors, vendors and other persons performing work (including constructing improvements) upon the properties have been paid in full for all work actually performed and billed to Sellers not more than thirty five (35) days prior to the Closing Date and/or Seller has provided sufficient basis for the Title Company to insure Purchaser against any such liens being exceptions to Purchaser’s Title Policy. All construction and other worked performed under or with regard to the Renovation Agreements has been performed in accordance with the construction budgets attached as Exhibit H, hereto and in accordance with the plans and specifications, shop drawings, schematics, attached as Exhibit I, hereto, subject to any modifications, if any, in accordance with Section 7.2(c).
(j)    No Seller has granted any other person the right to acquire any Properties and, to Sellers’ knowledge, no other person has been granted any right to acquire any interest in any of the Properties.
(k)    Except as set forth in the Due Diligence Items, to the best of Sellers knowledge: (i) there are no taxes, other than the current year’s ad-valorem and personal property taxes not yet due and payable, and (ii) there are no levies or assessments presently due with respect to any public improvements (including, without limitation, for rights of way or utilities) being constructed on or adjacent to the Properties.

13| P a g e
LEGAL_US_E # 101661756.3

(l)    To the best of each Seller’s knowledge, after due inquiry with its property manager or as set forth in the Due Diligence Items: (i) there are no adverse or other parties in possession of the Properties other than pursuant to the Leases or the Ground Leases, and (ii) other than pursuant to the Leases or the Ground Leases, no person or entity has been granted any license, lease or other right relating to the use, management or possession of the Properties or any part thereof.
(m)    To the best of each Seller’s knowledge, after due inquiry with its property manager or as set forth in the Due Diligence Items, no fact or condition exists which would result in the termination of current access from the Property to any presently existing highways and roads adjoining or abutting the Properties.
(n)    To the best of each Seller’s knowledge, after due inquiry with its property manager, the rent roll and all operating statements, and other financial statements, financial schedules, financial reports and financial information delivered and to be delivered to Purchaser are and will be true, correct, accurate and complete in all material respects.
(o)    To the best of each Seller’s knowledge, after due inquiry with its property manager: (i) the copies of the Leases and Ground Leases delivered or to be delivered to Purchaser (or made available in the Due Diligence Items) for all Properties are true, correct, accurate and complete reproductions of the actual Leases and Ground Leases, (ii) there are no Leases other than those reflected on the rent roll and included in the Due Diligence Items and (iii) there are no Ground Leases other than those included in the Due Diligence Items. Except as expressly provided in the Leases or reflected on a rent roll or in the Due Diligence Items, to the best of Sellers’ knowledge after due inquiry with its property manager, no tenant under a Lease is due any free rent or other concession that is attributable or applicable to a period on or after the Closing Date.
(p)    To the best of each Seller’s knowledge, after due inquiry with its property manager: (i) the copies of the Service Contracts for all the Properties delivered or to be delivered to Purchaser (or made available in the Due Diligence Items) are true, correct, accurate and complete reproductions of the actual Service Contracts, and (ii) there are no Service Contracts other than those delivered to Purchaser. Sellers have not delivered any written notice of default and to Sellers’ knowledge there is no existing default under any Service Contract.
(q)    To the best of each Seller’s knowledge, after due inquiry with its property manager, except as set forth in Exhibit J, during calendar year 2012, Sellers have not agreed to or received any prepaid rent or provided any rent free periods with regard to any of the Properties.
(r)    Sellers (or, with respect to the Vehicle Property, affiliates of Sellers) own the Personal Property located at the Properties free and clear of any leases and liens as of the Closing.
(s)    None of the Sellers has any employees. All employees at the Properties are employees of Self Storage Management, LLC.
Section 6.2:    Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants to each Seller as follows:

14| P a g e
LEGAL_US_E # 101661756.3

(a)    Purchaser is duly organized, validly existing and in good standing under the laws of the state of its organization, and is, or will be at Closing, duly authorized to transact business in each State.
(b)    Purchaser has, without notice to or consent or joinder of any other person or entity, the full right, power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all requisite action. This Agreement constitutes the legal, valid and binding agreement of Purchaser, enforceable in accordance with its terms.
(c)    Purchaser’s execution, delivery and performance of this Agreement, and of any other documents to be executed and delivered by Purchaser at Closing, do not and will not violate, conflict with, result in the breach of or constitute a default under any of Purchaser’s organizational documents, any mortgage, indenture, document, instrument or agreement to which Purchaser is a party or by which Purchaser or any portion of its property is bound or any Legal Requirements.
(d)    Purchaser has delivered to Seller true, correct and complete information contained in the Third Party Reports necessary to substantiate the Inspection Objections.
Section 6.3:    OFAC Representations and Warranties.
(a)    Sellers, Acadia and Purchaser each represents and warrants to the other that: (i) they are not acting, directly or indirectly, for or on behalf of any person, group, entity or nation listed by the United States Treasury Department as a Specially Designated National and Blocked Person (“SDN List”), or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and (ii) they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.
(b)    Sellers, Acadia and Purchaser each represents and warrants to the other that they are not a person and/or entity with whom United States Persons are restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq.; the Trading with the Enemy Act, 50 U.S.C. App. §5; any executive orders promulgated thereunder; any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (including those persons and/or entities named on the SDN List); or any other applicable law of the United States.
(c)    Sellers, Acadia and Purchaser each represents and warrants to the other that no person and/or entity who is named on the SDN List has any direct interest in Sellers, Acadia or Purchaser with the result that the direct investment in Sellers, Acadia or Purchaser is prohibited by any applicable law of the United States.
(d)    Sellers, Acadia and Purchaser each represents and warrants to the other that none of the funds of Sellers, Acadia and Purchaser have been derived from any unlawful activity with the result that the direct investment in Sellers, Acadia and Purchaser is prohibited by applicable law of the United States.

15| P a g e
LEGAL_US_E # 101661756.3

(e)    Sellers, Acadia and Purchaser each represents and warrants to the other that they are not in violation of the U.S. Federal Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; its implementing regulations promulgated by the U.S. Department of Treasury Financial Crimes Enforcement Network (31 CFR Part 103); or any other anti-money laundering law of the United States.
(f)    Sellers, Acadia and Purchaser each agree that in the event of a breach of this Section 6.3 or any applicable law relating to the subject of this Section 6.3, the non-breaching party may take such action as may be necessary in order to comply with this provision and/or the applicable law, including, but not limited to, terminating this Agreement.
Section 6.4:    Survival. The warranties and representations contained in this Agreement shall survive the Closing for a period of six (6) months and inure to the benefit of and be binding upon Purchaser, Acadia and each Seller and their respective heirs, legal representatives, successors and assigns. Each of said warranties and representations contained in this Article 6 is true and correct in all material respects as of the date hereof and shall be true and correct as of the Closing Date in all material respects subject to Sellers’ right to cure any such breach pursuant to Section 9.3, it being acknowledged and agreed that Sellers shall not be considered in breach of any representation or warranty hereunder solely as a result of the passage of time occurring from the Effective Date until the Closing Date, provided Sellers have either, in an update to the Due Diligence Items or in any written notice to Purchaser, disclosed any update or modification to such representation and/or warranty and unless, as a result of such update, there is a disclosure of facts or circumstances which would have an adverse impact upon any of the Properties or Purchaser or Sellers’ ability to perform its obligations under this Agreement.
Section 6.5:    Acadia. Acadia is executing this Agreement solely for the express purpose of backstopping the representations and warranties contained in Article 6. From and after the Closing Date, Acadia guarantees to Purchaser the due and punctual payment and performance of Sellers’ obligations under Article 6, to the extent Purchaser is entitled to recovery thereunder from Sellers; if before the Closing, such obligations being limited to those described in and subject to Section 10.5 herein, or, if after the Closing, such obligations being limited to those described in and subject to Section 10.4 herein. The guaranty hereunder is of payment and performance and not of collection and Purchaser may proceed directly against Acadia as the primary obligor, and not as surety, without first proceeding against Sellers. Notwithstanding the foregoing or anything to the contrary contained herein, with respect to any such claim against Acadia in accordance with this Section 6.5, Purchaser’s recourse against “Acadia” shall be solely limited to: (i) with respect to those Properties numbered on Exhibit C hereto from 1)-11) or their respective Sellers (collectively, the “Fund III Properties and Fund III Sellers”), to Acadia Strategic Opportunity Fund III LLC, which owns a substantial interest in the Fund III Properties and Fund III Sellers and (ii) with respect to those Properties numbered on Exhibit C hereto from 12)-14) or their respective Sellers (collectively, the “Fund II Properties and Fund II Sellers”), to Acadia Strategic Opportunity Fund II, LLC, which owns a substantial interest in the Fund II Properties and Fund II Sellers.

16| P a g e
LEGAL_US_E # 101661756.3

For the avoidance of doubt, Purchaser hereby acknowledges that any such recourse against “Acadia” shall be several to the respective Acadia entity owning a substantial interest in such respective Properties and Sellers, and Purchaser shall in no instance be entitled to bring a claim against “Acadia” naming both Acadia entities (i.e., recourse against each Acadia entity is not joint and several).
ARTICLE 7:    SELLERS’ AGREEMENTS AFFECTING THE PROPERTY
Section 7.1:    Sellers’ Agreements. From and after the Effective Date and until the Closing or earlier termination of this Agreement:
(e)    Sellers shall not sell, contract to sell, option, assign, rent or lease, or dispose of all or any part of or estate or interest in any of the Properties (except Sellers shall have the right, in the normal course, to replace, as needed, any Personal Property with Personal Property of equal or greater value than the Personal Property being replaced), other than storage space Leases entered into after the date hereof in the ordinary course of business.
(f)    Sellers shall advise Purchaser promptly of written notices it receives of any administrative hearing before any Governmental Authority, litigation or arbitration concerning or affecting the Property which is instituted or, to Sellers’ knowledge, threatened in writing after the Effective Date.
(g)    Sellers shall provide or make available to Purchaser during the term of this Agreement, updated monthly rent rolls and operating statements, as available to the Sellers or the property managers for the Properties.
(h)    Sellers shall not solicit, encourage or accept any offers to purchase all or any part of the Properties (except for the disposition of Personal Property inventory in the normal course of business).
(i)    Sellers will cause each Property to be maintained and operated in the usual and customary manner substantially as such Property is currently being operated and maintained and in compliance with all material Legal Requirements, and will keep each Property in substantially the same condition and repair as existed on the Effective Date, subject to reasonable wear and tear, the Renovation Work and repair and maintenance work conducted in the ordinary course of business excepted, including, without limitation, emergency repairs.
(j)    Sellers shall maintain in full force and effect any Legal Requirements for occupancy or operation of the Properties as they are currently operated.
(k)    Sellers shall maintain in full force and effect all existing insurance coverages for each Property or as required by Sellers’ lenders.

Section 7.2:    Service Contracts; Renovation Agreements.

17| P a g e
LEGAL_US_E # 101661756.3

(g)    Without the prior written approval of Purchaser, which approval shall not be unreasonably withheld, conditioned or delayed, Sellers shall not enter into service contracts and other service, operation, management, maintenance-related or any other agreements (“New Contracts”) for the operation of the business conducted at the Properties, provided that such contracts or agreements are terminable without penalty or cost upon not more than thirty (30) days’ notice by Sellers and its assigns, and Sellers shall not terminate (absent a service provider default), amend or otherwise modify any of the Service Contracts or any other agreement that will be binding on Purchaser or the Properties after Closing (except for storage Leases in the ordinary course) which Purchaser has elected to assume in accordance hereunder.
(h)    Purchaser has, on or prior to the date hereof, delivered to Sellers written notice (“Purchaser’s Service Contract Notice”) of which Service Contracts it will assume as of the Closing Date, including any New Contracts. At or prior to Closing (or effective not more than thirty (30) days after Closing, if such notices are delivered less than thirty (30) days prior to the Closing with respect to any Service Contracts only not being assumed by Purchaser), Sellers, at its sole cost and expense, will terminate, effective as of the Closing Date, the existing property management agreements and all Service Contracts not identified in Purchaser’s Service Contracts Notice as being assumed by Purchaser.
(i)    Sellers shall diligently pursue the construction of improvements upon the Repositioning Properties, in accordance with the Renovation Agreements, the construction budgets attached as Exhibit H, hereto and in accordance with the plans and specifications, shop drawings, schematics, attached as Exhibit I, hereto until the Closing (it being acknowledged that from and after the Closing, pursuant to an assignment of Renovation Agreements, Purchaser shall be solely responsible for completing the construction of improvements upon the Repositioning Properties pursuant to Section 9.10. Sellers shall not amend or modify the Renovation Agreements, the construction budgets attached as Exhibit H, hereto and in accordance with the plans and specifications, shop drawings, schematics, attached as Exhibit I, hereto, without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed. Sellers shall not deviate from the construction budgets attached as Exhibit H, hereto, the plans and specifications, shop drawings, schematics, attached as Exhibit I, hereto, or the Renovation Agreements, without the prior written consent of the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed; it being understood that prior to the Closing, Sellers shall comply, in a commercially reasonable manner, with the Renovation Agreements.

Section 7.3:    Ground Lease: Estoppels, Non-Disturbance; SNDA.
A.Estoppels.
(i)    Seller shall use commercially reasonable efforts to obtain and to deliver to Purchaser estoppel certificates (individually, a “Ground Lease Estoppel” and, collectively, the “Ground Lease Estoppels”) from each of the Ground Lease lessors thereto. Each Ground Lease Estoppel shall be in form and substance satisfactory to Purchaser. Sellers’ failure to deliver the Ground Lease Estoppels under this Article 7.3 shall constitute a failure of a condition to Purchaser’s obligations hereunder, and Purchaser shall not be entitled to specific performance of such obligation of Sellers to deliver such Confirming Estoppels and Purchaser’s sole remedy shall be to waive such

18| P a g e
LEGAL_US_E # 101661756.3

failure or terminate this Agreement and receive a refund of the Deposit and Purchaser’s costs and expenses in accordance with (and strictly subject to) Section 10.5 herein, but subject to Section 7.3(A)(ii) below.

(ii)	Seller shall use commercially reasonable efforts to obtain and to deliver to Purchaser the Ground Lease Estoppels.
B.    Pelham Manor--Subordination, Non-Disturbance and Attornment Agreement. Seller shall use commercially reasonable efforts to obtain and to deliver to Purchaser a subordination, non-disturbance and attornment agreement from Acadia Pelham Manor LLC’s mortgage lender (i.e., Bank of America, N.A.) on the Pelham Ground Lease, in form and substance satisfactory to Purchaser (the “Pelham SNDA”). Sellers’ failure to deliver the Pelham SNDA under this Article 7.3 shall not constitute a default hereunder and in the event that Seller shall fail to deliver the Pelham SNDA Purchaser shall have (i) the right to waive such failure or (ii) the right to elect the Pelham Termination Right and/or the Pelham Adjournment Right under Article 15 hereof.
C.    Pelham Manor Non-Disturbance Agreement. Seller shall use commercially reasonable efforts to obtain and to deliver to Purchaser a Non-Disturbance Agreement from the lessor for the Pelham Ground Lease, in form and substance satisfactory to the Purchaser ( the “Pelham Non-Disturbance”). Sellers’ failure to deliver the Pelham Non-Disturbance under this Article 7.3 shall not constitute a default hereunder and in the event that Seller shall fail to deliver the Pelham Non-Disturbance Purchaser shall have (i) the right to waive such failure or (ii) the right to elect the Pelham Termination Right and/or the Pelham Adjournment Right under Article 15 hereof.
ARTICLE 8:    BROKERAGE
Section 8.1:    Commissions. Acadia, Sellers and Purchaser covenant and agree that no real estate commissions, finders’ fees or brokers’ fees have been or will be incurred in connection with this Agreement or the sale contemplated hereby. Sellers and Purchaser shall indemnify, defend and hold each other harmless from and against any claims, liabilities, obligations or damages for commissions, finders’ or brokers’ fees resulting from or arising out of Purchaser’s purchase of the Properties hereunder asserted against either party by any broker or other person claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party’s acts or omissions.
ARTICLE 9:    CLOSING
Section 9.1:    Closing Date. The Closing shall occur on the Closing Date through a standard escrow, or at such other time or place as the parties may agree in writing. In addition, Purchaser shall have the right to extend the Closing Date no more than two times, provided it delivers written notice to Sellers thereof by no later than 5:00 P.M. New York time at least two (2) business days prior to exercising either such extension, and each such extension to consist of up to thirty (30) additional days, subject however to (i) Purchaser’s deposit with the Title Agent of an additional $1,000,000 (each such additional deposit, “Additional Earnest Money”) for each such extension, in accordance with the instructions set forth in Section 3.2 herein being delivered to the Title Agent no later than 5:00 P.M. New

19| P a g e
LEGAL_US_E # 101661756.3

York Time on such then scheduled Closing Date and (ii) Purchaser not being in default hereunder (provided that Sellers have delivered notice to Purchaser of any such default) at the time of such extension; as to each extended Closing Date, as applicable, such closing shall be Time of the Essence.
Section 9.2:    Conditions to Sellers’ Obligations to Sell the Properties. Sellers’ obligations under this Agreement are subject to satisfaction of the following conditions precedent which may be waived in whole or in part by Sellers, provided such waiver is in writing and signed by Sellers on or before the Closing Date:
(a)    Purchaser shall have paid or tendered payment of the Contract Price pursuant to the terms hereof;
(b)    Purchaser shall have delivered to or for the benefit of Sellers, on or before the Closing Date, all of the documents and items required to be delivered by Purchaser pursuant to Article 9 hereof which have been tendered thereto by Sellers, and Purchaser shall have performed in all material respects all of its obligations hereunder to be performed on or before the Closing Date; and
(c)    All of Purchaser’s representations and warranties made in this Agreement shall be true and correct in all material respects as of the date made and true and correct in all material respects as of the Closing Date as if then made.
All of the foregoing conditions are created for the sole benefit of Sellers, and Sellers may, at their option, at any time before Closing, waive any of said conditions and consummate the purchase and sale of the Properties in the manner contemplated by this Agreement.
Section 9.3:    Conditions to Purchaser’s Obligations to Purchase the Properties. Purchaser’s obligation to purchase the Properties on the Closing Date under this Agreement is subject to satisfaction of each of the following conditions on or before the Closing Date:
(a)    The sale of any Properties shall not be restrained or prohibited by injunction, order or judgment.
(b)    On the Closing Date, each Seller shall have performed each and every agreement to be performed by Sellers under this Agreement in all material respects and all deliveries to be made by Sellers pursuant to this Article 9 on or prior to Closing shall have been tendered, including, if applicable, any updates to the Due Diligence Items, and Sellers’ representations and warranties set forth in this Agreement shall be true and correct as of the Closing Date in all material respects, as same may be updated or modified in accordance with Section 6.4 herein or cured pursuant to Section 9.3 herein.
(c)    Subject to Article 11 herein and Section 6.4 herein, there shall not have occurred since the Effective Date an event or occurrence or any change in condition having a material adverse effect on the physical condition or value of the any Properties or the operation thereof. Sellers shall have continued to operate each of the Properties in the manner required in accordance with Section 7.1(e) hereof.

20| P a g e
LEGAL_US_E # 101661756.3

(d)    Subject to Section 9.3, Sections 6.1 and 6.4 herein, there will be no litigation pending or threatened affecting any Seller or any Property that if adversely determined would have an adverse effect on title to or ownership or operation of any Property or any Seller’s ability to perform its obligations under this Agreement within the time specified.
(e)    On the Closing Date, none of the Sellers nor Acadia will have filed a petition under any section of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state, nor shall any Seller nor Acadia have been adjudged a bankrupt or insolvent, nor shall any rearrangement of its debts have been requested by any Seller nor Acadia; no Seller nor Acadia shall have had any receiver or trustee appointed for such Seller nor Acadia or for any of such Seller’s nor Acadia’s assets.
(f)    The Title Agent shall be irrevocably and unconditionally committed to issue the Title Policy, subject only to the Permitted Encumbrances, subject to receipt of the premium thereto.
All of the foregoing conditions are created for the sole benefit of Purchaser, and Purchaser may, at its option, at any time before Closing, waive any of said conditions and consummate the purchase and sale of the Properties in the manner contemplated by this Agreement.
In the event that any one or more of the foregoing conditions shall not have been satisfied prior to Closing, then Purchaser shall execute and deliver to Sellers written notice of such material breach or failure, which notice shall set forth reasonably detailed information about the nature of the material breach or failure. Sellers shall have a period of ten (10) business days to cure such material breach or failure and the Closing Date shall be so extended. If such material breach or failure remains uncured beyond the ten (10) business-day period described above, Purchaser may, at its option, either (i) waive the unsatisfied condition and proceed to Closing, (ii) terminate this Agreement by written notice to Sellers and thereafter the Title Agent shall promptly return the Earnest Money to Purchaser, subject to Article 14 herein, whereupon neither Purchaser nor Sellers shall have any further right or obligation hereunder except to the extent any claim exists against Purchaser relating to its on-site activities at the Properties and for which Purchaser has received notice of or is otherwise aware or responsible for, or (iii) solely in the event Purchaser, notwithstanding such failure, is nonetheless ready, willing and able to close the sale contemplated herein and Purchaser has fulfilled the conditions precedent in Section 10.1 herein in order to avail itself of such remedies set forth herein, then Purchaser may sue for specific performance of Sellers’ obligation to sell the Properties, in lieu of any other remedy herein; provided, should the failure of any of the foregoing conditions result from the failure of any of Sellers’ representations and warranties to be materially true and correct either when made or as of the Closing Date, subject to Sellers’ right to update same pursuant to Section 6.4 herein or Sellers’ failure to perform any covenant or obligation to be performed by them hereunder (subject to Sellers’ cure right pursuant to this paragraph), the same shall constitute a pre-closing default by Sellers hereunder, and Purchaser, in addition to the return of the Earnest Money, shall be entitled to reimbursement of its out-of-pocket third-party costs strictly in accordance with Section 10.5 herein but shall not be entitled to any other claim for damages or other relief, at law or in equity, whatsoever. In the event such material breach or failure is not capable of being cured by Sellers within such ten (10) business-day period, Sellers shall not be considered in breach hereunder so long as Sellers diligently pursue the cure of such material breach or failure, for a period

21| P a g e
LEGAL_US_E # 101661756.3

no greater than up to thirty (30) days by Sellers if it so elects, and which date (as extended by such thirty (30) days) may be further extended, at Seller’s option, for up to sixty (60) additional days so long as Sellers are diligently pursuing such cure. For purposes hereof, a representation or warranty shall not be deemed to have been breached if the representation or warranty is not true and correct in all material respects as of the Closing Date by reason of changed facts or circumstances arising after the date hereof which pursuant to this Agreement are not prohibited to have occurred and did not arise by reason of a breach of any covenant made by Sellers under this Agreement.
Section 9.4:    Sellers’ Deliveries at Closing: At Closing, each Seller will deliver or cause to be delivered to Escrow Agent, in escrow, for delivery to Purchaser after receipt of the Contract Price, each of the following with respect to each Property, duly executed by each Seller as appropriate:
(a)    a Bargain and Sale Deed With Covenants Against Grantor’s Acts in the form of Exhibit K-1 attached hereto for those Properties located in the State of New York (the “New York Deeds”), or a Bargain and Sale Deed With Covenants Against Grantor’s Acts in the form of Exhibit K-2 attached hereto for those Properties located in the State of New Jersey (the “New Jersey Deeds”) or a Unit Deed in form and substance satisfactory to the Purchaser with respect to the Seller’s interest in Unit 1 of the Pelham Condominium (the “Pelham Deed”; together with the New York Deeds and the New Jersey Deeds, collectively, the “Deeds”), provided Purchaser shall have the right to require separate deeds for those Properties in the State of New Jersey, duly executed and acknowledged by the applicable Seller, conveying the Land and Improvements to Purchaser free and clear of any liens or encumbrances except the Permitted Encumbrances;
(b)    an Assignment and Assumption of Leases and Security Deposits in the form of Exhibit L attached hereto assigning, transferring, conveying and delivering to Purchaser the entire right, title and interest of lessor or landlord under the Leases, including all security deposits and prepaid rents (“Assignment of Leases”);
(c)    an Assignment and Assumption of Renovation Agreements and Service Contracts in the form of Exhibit M attached hereto assigning, transferring, conveying and delivering to Purchaser all of Sellers’ right, title and interest in and to the Service Contracts that Purchaser has elected (or is required) to assume pursuant to the terms hereof (“Assignment of Contracts”);
(d)    an Assignment and Assumption of Ground Lease, in recordable form, in the form of Exhibit U attached hereto assigning, transferring, conveying and delivering to Purchaser the entire right, title and interest of lessee or tenant under the Ground Lease for the Ozone Park Property, including all security deposits and prepaid rents (“Assignment of Ground Lease”);
(e)    the Pelham Ground SubLease;
(f)    terminations, effective as of the Closing Date (or as soon as is practical after the Closing Date), of the existing property management agreements and all Service Contracts not identified in Purchaser’s Service Contracts Notice as being assumed by Purchaser;

22| P a g e
LEGAL_US_E # 101661756.3

(g)    a Bill of Sale and Assignment in the form of Exhibit N attached hereto conveying to Purchaser: (i) in one instrument, all Personal Property, except for the Vehicle Property and (ii) in a separate instrument, all Personal Property solely consisting of the Vehicle Property which Sellers shall cause to be executed by an affiliate of Sellers then owning such Vehicle Property; provided however, that Sellers shall cause such affiliate of Seller to deliver a certificate of title for each vehicle and equipment comprising the Vehicle Property, solely to the extent the ownership of such vehicle or equipment is evidenced by a certificate of title and Sellers shall cause such affiliate of Sellers owning such property to duly execute (where appropriate) and deliver title and registration documentation related to all such vehicles necessary to transfer such title in such vehicles and/or equipment to Purchaser, or Purchaser’s designee, as Purchaser elects and notifies Sellers in writing no less than two (2) business days prior to the Closing;
(h)    copies (or executed originals, to the extent available) of all Leases to the extent in Sellers’ or its property manager’s possession or control;
(i)    to the extent in Sellers’ or its property manager’s possession or control copies (or originals, if available) of all licenses, permits, certificates of occupancy, authorizations, variances and governmental certificates and approvals relating to the Properties, to the extent not already delivered in the Due Diligence Items;
(j)    a written notification to tenants and licensees in the form of Exhibit O attached hereto advising of the change of ownership and informing tenants and licensees to make future rental payments as directed by Purchaser;
(k)    letters to all utility companies advising of the change of ownership;
(l)    such evidence as may be reasonably required by Purchaser or the Title Agent evidencing the status, good standing and capacity of each Seller and the authority of the persons executing the Deeds and other closing documents on behalf of Sellers necessary to convey title to Purchaser;
(m)    such affidavits, gap indemnities, lien waivers and other documents as the Title Agent may require from any of the Sellers as a condition to issuing the Title Policy subject only to the Permitted Encumbrances, in accordance with Article 5;
(n)    possession of the Property, together with all keys, security codes, passwords and combinations to the Properties;
(o)    an affidavit in the form of Exhibit P attached hereto as to Sellers’ non-foreign status as required by Section 1445(b)(2) of the Internal Revenue Code, as amended;
(p)    a certificate in the form of Exhibit Q attached hereto executed by a duly authorized officer of each Seller certifying that Sellers’ representations and warranties in Section 6.1 of this Agreement are true and correct in all material respects as of the Closing Date, subject to Section 6.4 herein, including any updates to same;
(q)    Closing Statement;

23| P a g e
LEGAL_US_E # 101661756.3

(r)    New Jersey transfer tax form referred to as Affidavit of Consideration for Use by Sellers (“Transferor Tax”);
(s)    New Jersey transfer tax form referred to as Affidavit of Consideration for Use by Purchaser (“Mansion Tax”);
(t)    Any transfer tax returns required under any tax laws applicable to the transactions contemplated herein for Properties located in New York State, including the City of New York and City of Yonkers (collectively, the “New York State Transfer Tax Returns”);
(u)    a General Assignment and Assumption Agreement in the form of Exhibit R attached hereto (“General Assignment”);
(v)    the Pelham SNDA (which may be delivered to the Purchaser prior to Closing);
(w)    the Pelham Non-Disturbance (which may be delivered to the Purchaser prior to Closing);
(x)    the Ozone Park Ground Lease Estoppel (which may be delivered to the Purchaser prior to Closing);
(y)    such other documents as each Seller has in this Agreement agreed to deliver at the Closing or that are necessary and appropriate in the consummation of this transaction.
For the avoidance of doubt, in the event that Sellers’ property manager has possession or control of any of Sellers’ deliverables, since the parties acknowledge that Purchaser shall be retaining such property manager after the Closing, Sellers shall not be required to deliver such item to Purchaser.
The parties acknowledge that multiple versions of the forms referenced above may need to be executed, since there are several Sellers herein involved and fourteen (14) separate Properties. Each party shall cooperate in good faith to execute and deliver prior to the Closing such instruments necessary to consummate the transactions hereby contemplated, given such multiple sellers and parcels involved.
Section 9.5:    Purchaser’s Deliveries at Closing. At Closing, Purchaser shall deliver or cause to be delivered to Sellers each of the following:
(a)    The Contract Price (reduced by the amount of the Earnest Money applied to the Contract Price delivered at Closing to Sellers by Title Agent) and further adjusted by prorations and any other adjustments provided herein;
(b)    Evidence in form and substance satisfactory to Sellers that the transaction contemplated by this Agreement has been duly and validly authorized by all necessary action on Purchaser’s part and that the person executing the closing documents on Purchaser’s behalf has been authorized to do so;

24| P a g e
LEGAL_US_E # 101661756.3

(c)    a certificate in the form of Exhibit Q attached hereto executed by a duly authorized officer of Purchaser certifying that Purchasers’ representations and warranties in Section 6.2 of this Agreement are true and correct in all material respects as of the Closing Date;
(d)    Closing Statement;
(e)    Mansion Tax form;
(f)    Transferor Tax form;
(g)    New York State Transfer Tax Returns;
(h)    Assignment of Contracts;
(i)    Assignment of Ground Lease;
(j)    the Pelham Ground SubLease;
(k)    The Pelham Non-Disturbance;
(l)    Assignment of Leases;
(m)    General Assignment
(n)    Pelham Ground Lease Estoppel/ Recognition in form and substance satisfactory to Purchaser;
(o)    Estoppel from Board of Managers of the Condominium for identified on Schedule 3 hereto as Ridgewood; and
(p)    Such other documents as Purchaser has in this Agreement agreed to deliver at Closing or that are necessary and appropriate in the consummation of this transaction.
The acceptance of the Deed by Purchaser shall be deemed to be full performance and discharge of any and all obligations on the part of Sellers to be performed pursuant to the provisions of this Agreement, except where such agreements and obligations are specifically stated to survive.
For the avoidance of doubt, for purposes of this Article 9, in the event that, at least two (2) business days prior to the Closing, Purchaser has elected the Pelham Termination Right and/or the Pelham Adjournment Right, on the one hand, or the Ozone Park Termination Right and/or the Ozone Park Adjournment Right, on the other hand, as applicable, under Article 15 hereof, then neither Seller or Purchaser shall have any obligation to deliver any of the aforementioned deliverables pertaining to the Pelham Property, on the one hand, or the Ozone Park Property, on the other hand, respectively, as the case may be; provided, however, that all of the other aforementioned deliverables for the remaining Properties shall be delivered at or prior to Closing of the other Properties, in accordance hereunder. To the extent, however, after the Closing of all the other Properties, that pursuant to Article 15, Purchaser subsequently elects to close on the sale of either the Ozone Park Property or

25| P a g e
LEGAL_US_E # 101661756.3

the Pelham Property, individually, or together, as applicable, then Seller and Purchaser shall each deliver such applicable closing documents, in accordance with Section 9.4 or 9.5 hereunder, as applicable, pertaining to the sale of either (or both) respective Property(ies) and such sale or sales shall otherwise be conducted in accordance with this Article 9 on a “one-off” basis, and the terms and provisions of this Agreement shall govern the parties obligations thereto. In the event such “one-off” Closing occurs for either the Pelham Property or the Ozone Park Property, or both, as the case may be, dates in this Agreement relating to the parties’ post-closing obligations (i.e., true-up and survival period) shall be proportionately adjusted to reflect such differing closing dates.
Section 9.6:    Closing Costs; Closing Statement.
(a)    At Closing, Sellers shall pay (i) the fees and expenses of Sellers’ attorneys; (ii) one-half of any escrow fees charged by the Title Agent; and (iii) any other costs and expenses incurred by Sellers or agreed to be paid by Sellers herein.
(b)    At Closing, Purchaser shall pay (i) the fees and expenses for Purchaser’s attorneys; (ii) all costs of all the Title Policies; (iii) the cost of all the Surveys; (iv) one-half of any escrow fees charged by the Title Agent; (v) any other costs and expenses incurred by Purchaser or agreed to be paid by Purchaser herein.
(c)    Purchaser shall be responsible for paying any sales tax to the applicable Governmental Agency as a result of the transfer to Purchaser of the Vehicle Property, provided that at Closing Sellers shall credit Purchaser fifty percent (50%) of such tax in accordance with Section 9.9(g) hereof.
(d)    At least one (1) Business Day prior to the Closing Date, Sellers and Purchaser shall deposit with the Title Agent an executed closing statement (the “Closing Statement”) consistent with this Agreement in the form required by the Title Agent, which Closing Statement shall include, among other things, the prorations to be made by the Sellers and Purchaser pursuant to Section 9.9 hereof. Each of the Sellers and Purchaser agrees to act in good faith beginning no less than 3 business days prior to the Closing Date in preparing the Closing Statement and Sellers shall provide reasonably satisfactory backup for the items set forth on the Closing Statement, if requested by Purchaser.
(e)    New Jersey Transfer Tax. Sellers and Purchaser shall join on the Closing Date in completing, executing, delivering and verifying the returns, affidavits and other documents required in connection with the taxes imposed pursuant to New Jersey law and any other tax payable by reason of delivery and/or recording of the documents to be delivered at the Closing (collectively, “Conveyance Taxes”). The Conveyance Taxes known as the Transferor Tax shall be paid by Sellers and the Conveyance Taxes known as the Mansion Tax shall be paid by Purchaser.

(i)
Sellers or Purchaser, as appropriate, shall deliver to the Title Agent at the Closing certified check(s), payable to the order of the appropriate tax collecting agency or official, in the amount of all Conveyance Taxes. Instead of paying any of its portion of such Conveyance Taxes directly, Sellers may elect to offset the amount thereof against the Contract Price, in which event Purchaser shall pay same for the account of Sellers.

26| P a g e
LEGAL_US_E # 101661756.3

Section 9.7:    New York Transfer and Recordation Taxes.
(a)    At the Closing, Sellers shall pay 100% of the New York State Real Estate Transfer Tax (the “State Transfer Tax”) in accordance with Article 31 of the Tax Law of the State of New York, and the New York City Real Property Transfer Tax (the “City Transfer Tax”) imposed by Chapter 21, Title 11 of the Administrative Code of the City of New York, in connection with the conveyance of any Property located in the City of New York to the Title Agent on behalf of Purchaser and 100% of the City of Yonkers tax in accordance with Chapter 15 Taxes, Article V, General Ordinance 8-1973, as amended, in connection with the conveyance of any property located in the City of Yonkers on behalf of Purchaser.
(b)    Sellers and Purchaser shall each execute and/or swear to the returns or statements required in connection with the State Transfer Tax and the City Transfer Tax, and any other taxes referred to in this Section or otherwise applicable to the transactions contemplated by this Agreement, and shall deliver same, together with the payment thereof which is required of Sellers, to the Title Agent on the Closing Date. All such tax payments shall be made by certified or bank check payable directly to the order of the appropriate governmental officer, or in such other manner as the Title Agent shall reasonably require and accept.
(c)    The Properties are currently encumbered by mortgages in favor of Bank of America, N.A. or PNC Bank, N.A. (collectively, the “Existing Mortgage”). Sellers shall reasonably cooperate and assist Purchaser in arranging for an assignment of the Existing Mortgage to Purchaser’s designee, without representation, warranty or recourse by or to Sellers, provided, that (i) such cooperation by Sellers shall be without charge or cost to Sellers, (ii) all costs related to the assignment of the Existing Mortgage, in lieu of a satisfaction of such Existing Mortgage (including, without limitation, all legal fees incurred by the holder of the Existing Mortgage), as distinguished from the amount required to pay the principal, interest, and any prepayment charges due to the holder of such Existing Mortgage in connection with such assignment, shall be Purchaser’s obligation to pay, (iii) such assignment shall not delay the Closing Date, and (iv) any net benefit to Purchaser in mortgage recording tax savings will be split at Closing equally between Purchaser and Sellers. In connection therewith, upon the assignment of the Existing Mortgage to Purchaser’s designee at Closing, Sellers shall receive a credit from Purchaser for fifty percent (50%) of such mortgage recording tax savings amount at Closing, after deduction of all third party costs incurred by Purchaser related to such assignment (including, without limitation, all legal fees incurred by the holder of the Existing Mortgage the “Sellers Mortgage Recording Tax Credit”) except for Borrower’s legal fees). Sellers shall not be responsible, in any manner whatsoever, for any failure of any holder of the Existing Mortgage to deliver an assignment of the Existing Mortgage. Purchaser acknowledges that Sellers make no representation of its ability to deliver an assignment from the holder of the Existing Mortgage encumbering the Property. If the holder of the Existing Mortgage does not assign the Existing Mortgage to Purchaser’s designee at Closing, then Sellers shall be obligated, notwithstanding anything herein to the contrary, to obtain a satisfaction of the Existing Mortgage at the Closing (and Sellers may use or instruct the Title Agent to use any cash portion of the Contract Price for the Property to satisfy the Existing Mortgage). If the holder of the Existing Mortgage does assign the Existing Mortgage to Purchaser’s designee at Closing, Sellers shall use or instruct the Title Agent to use a portion of the Contract Price to pay the holder of the Existing Mortgage the

27| P a g e
LEGAL_US_E # 101661756.3

principal, interest, and any prepayment charges due to such holder in connection with such assignment. Notwithstanding the foregoing (or anything herein to the contrary), in no event shall the Closing be contingent upon the assignment of the Existing Mortgage or any financing of the purchase of the Property by Purchaser.
Section 9.8:    Intentionally Omitted.
Section 9.9:    Prorations.
(a)    Sellers and Purchaser shall prorate between them on the Closing Date as of 11:59 P.M. on the Proration Date, on a calendar year basis, all income and expense related to the normal operation, maintenance and repair of the Properties, subject to the clarifications and exceptions described below. For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Properties, and therefore entitled to the income and responsible for all expenses on and after the Closing Date, as follows:

(i)
Real property and personal property taxes upon the Properties for the current calendar or fiscal year; Sellers’ pro rata portion of such taxes shall be based upon taxes actually assessed for the current calendar or fiscal year. If, for any reason, such taxes for the current calendar year have not been assessed on the Property, such proration shall be estimated based upon such taxes for the immediately preceding calendar or fiscal year, and thereafter adjusted when actual amounts become available;

(ii)	Amounts paid or payable under the Service Agreements and similar agreements affecting the Property which are assumed by Purchaser, including the Renovation Agreements;

(iii)	Rents, not in arrears, and any prepaid rent under all Leases existing at Closing, subject to Section 9.9(g) below; and

(iv)	Any and all other customary expense and income items relative to the Property.
(b)    Purchaser shall be credited at Closing with an amount equal to the security deposits, if any, actually received by Sellers in connection with the Leases, or Sellers shall turn such security deposits over to Purchaser at Closing.
(c)    All charges for electric and gas service supplied to the Property prior to the Closing Date shall be the obligation of Sellers, and Sellers agree to pay the invoices rendered in connection with such services promptly upon receipt thereof, whether such receipt is before or after the Closing.
(d)    Real estate tax refunds and credits received after the Closing Date pursuant to Pending Tax Appeals which are attributable to the fiscal year during which the Closing occurs shall be apportioned between Sellers and Purchaser, after deducting reasonable expenses of collection thereof.
(e)    Any errors or omissions in computing apportionments at the Closing shall be corrected as soon after discovery as possible. The provisions of this Section 9.9 shall survive the Closing for a period of three (3) months, except such period shall be extended, as necessary, to the extent any

28| P a g e
LEGAL_US_E # 101661756.3

Pending Tax Appeals have not then been resolved for the year in which the Closing occurs, until thirty (30) days after such tax appeals have been so resolved (the “True-Up Period”) and thereafter Sellers shall have no liability to Purchaser on account thereof. Notwithstanding anything contained in this Agreement to the contrary, in no event shall the Sellers Liability Cap (hereinafter defined) apply to errors or omissions to be corrected pursuant to the express terms and conditions of this Section 9.9 during the True-Up Period.
(f)    Notwithstanding anything to the contrary contained herein with respect to any unpaid and delinquent rents (i.e, not prorated pursuant to subparagraph (iii) above), Sellers shall receive a credit at Closing for 100% of all delinquent receivables for rents owed within 30 days of Closing. No credit shall be given to Sellers for any rents owed over 30 days for any Property which amounts shall entirely belong to purchaser. For the avoidance of doubt, in order to illustrate how Sellers and Purchaser intend the provisions of this Section 9.9(f) and Section 9.9(a)(iii) to function, attached as Schedule 9.9(f) are three (3) examples of such prorations.
(g)    Purchaser shall be credited at Closing with an amount equal to fifty percent (50%) of all sales tax owed from the transfer to Purchaser of the Vehicle Property; the entire amount of such sales tax, however, shall be payable by Purchaser directly to the appropriate Governmental Agency consistent with Section 9.6(c) hereof.

(h)    Seller shall be credited at Closing with an amount equal to fifty percent (50%) of the value of all the Vehicle Property as calculated in Schedule 3.1 herein.

Section 9.10:    Holdback for Repositioning Properties. At Closing, Purchaser shall withhold from the Contract Price a sum (as calculated by Purchaser and subject to Sellers’ reasonable approval) equal to 110% of the costs to complete the construction of improvements at the Repositioning Properties after the Closing (the “Construction Holdback”), in accordance with the Renovation Agreements, the construction budgets attached as Exhibit H hereto, and the plans and specifications attached as Exhibit I hereto. Following closing, Purchaser shall diligently and in good faith continue to pursue the Construction of Improvements on the Repositioning Properties, in accordance with the Renovation Agreements, the construction budgets attached as Exhibit H hereto, and the plans and specifications attached as Exhibit I hereto. No later than the earlier to occur of (i) three (3) months after the Closing Date or (ii) thirty (30) days following completion of such construction at all Repositioning Properties by Purchaser, Purchaser shall make a cash payment to Sellers equal to the excess, if any, of the Construction Holdback over the amounts expended by Purchaser with regard to such construction, together with such detail, as reasonably requested by Sellers, justifying such refund calculation. Following Closing, Purchaser shall not deviate, in any material respect, from the construction budgets, attached as Exhibit H hereto, the plans and specifications, shop drawings, schematics, attached as Exhibit I hereto, or the Renovation Agreements, without the prior written consent of the Sellers. Purchaser releases Sellers from and against all claims, costs and expenses relating to the Renovation Agreement or accruing from and after the Closing Date and shall indemnify Sellers with respect to any such claims, costs and expenses.

29| P a g e
LEGAL_US_E # 101661756.3

Section 9.11:    New Jersey Bulk Sale Law.
(a)    Filings. Purchaser shall have the right to comply with N.J.S.A. 54:32B:22(c) and N.J.S.A. 54:50-38 and Sellers shall cooperate in connection with such compliance. In furtherance thereof: (i) Sellers shall prepare and deliver to Purchaser the Asset Transfer Tax Declaration (the “TTD”) in the form prescribed by the Director of the New Jersey Division of Taxation (the “Director”), so that such form is received by Purchaser not fewer than twenty (20) days prior to the Closing; and (ii) Purchaser may deliver a Notification of Sale, Transfer or Assignment in Bulk (Form C-9600), together with the completed TTD and a fully executed copy of this Agreement (the “Tax Notification”) to the Director by registered or certified mail or overnight delivery, so that such Tax Notification is received by the Director not fewer than fifteen (15) days prior to the Closing. Sellers shall provide all information reasonably requested by Purchaser to enable Purchaser to complete the Tax Notification as soon as practicable.
(b)    Escrow. If, at any time prior to Closing, the Director informs Purchaser that a possible claim (“Tax Claim”) exists for taxes imposed or to be imposed on Sellers, including any interest or penalties thereon, any cost or fees imposed or to be imposed by the Director relating thereto, and any tax on the gain from the sale of the Properties (collectively, “Taxes”) and the amount thereof (the “Deficiency”), then at Closing a portion of the Contract Price in the amount of the Deficiency shall be placed in an account (the “Tax Escrow”) with the Title Agent, to be held by the Title Agent in accordance with the terms of this Section 9.11. Notwithstanding anything to the contrary herein, Sellers shall have the right to negotiate with the Director regarding the Tax Claim and the Deficiency; provided, however, that: (a) Purchaser shall be entitled to comply with all of the instructions of the Director in establishing and funding the Tax Escrow at Closing; (b) Closing shall not be delayed as a result hereof; and (c) Purchaser shall not be liable for any amount in excess of the Tax Escrow.
(c)    Disposition. If, after Closing, the Director or Sellers request that the Title Agent pay all or any portion of the Deficiency on behalf of Sellers, then Purchaser shall direct the Title Agent to, and the Title Agent shall, promptly pay to the Director the amount so specified. Upon the Director’s issuance of a letter of clearance with respect to Sellers, the Title Agent shall disburse to Sellers any balance remaining in the Tax Escrow. Sellers shall retain the right of contest so long as Purchaser is not made secondarily liable for such tax.
(d)    Indemnity. Notwithstanding anything to the contrary contained herein, Purchaser shall not be liable for any Taxes (including, but not limited to, Taxes owed in connection with the use and operation of the Properties prior to Closing, or any Taxes on any gain realized upon the sale, transfer or assignment of the Properties pursuant to this Section 9.11 only) and Sellers shall indemnify and hold Purchaser harmless from any liability or cost incurred in connection with any Claim for any such Taxes, including any interest and penalties thereon and costs and fees imposed by the Director relating thereto. The indemnification provision in this clause (d) shall survive the termination of this Agreement and/or Closing under this Agreement.
Section 9.12:    1031 Exchange. Sellers or Purchaser, or both of them, may close this transaction as part of a like-kind exchange of properties under Section 1031 of the Internal Revenue Code of 1986, as amended, and applicable rules and regulations, provided that the applicable party gives notice of its intent to exercise such right at least fifteen (15) days

30| P a g e
LEGAL_US_E # 101661756.3

prior to the Closing Date. The exchanging party shall bear all costs of the exchange, including the non-exchanging parties legal fees related thereto. The other party shall cooperate with the exchanging party and do all things reasonably required and requested by the exchanging party (provided that such actions do not increase the other party’s obligations or liabilities under this Agreement) to effect and facilitate such an exchange. The exchanging party shall and does hereby indemnify, defend and hold the other party harmless for, from and against all liabilities arising as a result of the exchange that would not have arisen had the exchanging party not closed this transaction as part of a like-kind exchange. Anything in this section to the contrary notwithstanding: (i) no party makes any representation or warranty to the other as to the effectiveness or tax impact of any proposed exchange; (ii) in no event shall any party be required to take title to any exchange or replacement property; (iii) any party requesting cooperation from another party to an exchange shall provide the other party copies of all documents that are to be executed by such party no less than five (5) business days prior to the Closing Date; (iv) in no event shall completion of any such exchange be a cause or excuse for any delay in the Closing Date; (v) no party shall be required to incur any costs or expenses or incur any additional liabilities or obligations in order to accommodate any exchange requested by the other party or any exchange facilitator; and (vi) the party requesting the exchange agrees to use a qualified intermediary to conduct the exchange.
Section 9.13:    Tax Certiorari Proceedings.
(a)    If any tax reduction proceedings in respect of the Properties relating to any fiscal year ending prior to or in the fiscal year in which the Closing occurs are pending at the time of the Closing, Sellers reserve and shall have the right to continue to prosecute and/or settle the same, provided, however, that Sellers shall not settle any such proceeding in the fiscal year in which the Closing occurs without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Purchaser shall be entitled to that portion of any refund relating to the period from and after the Closing in accordance with Section 9.9(d).  Purchaser shall reasonably cooperate with Sellers in connection with the prosecution of any such tax reduction proceedings.  Purchaser shall have the sole right to prosecute any tax proceedings in respect of the Properties relating to any fiscal year ending after the fiscal year in which the Closing occurs.  Sellers shall reasonably cooperate with Purchaser in connection with the prosecution of any such tax proceedings.
(b)    Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to the period prior to the Closing shall belong to and be the property of Sellers, and any refunds or savings in the payment of taxes applicable to the period from and after the Closing shall belong to and be the property of Purchaser.  All reasonable attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Sellers and Purchaser in proportion to the gross amount of such refunds or savings payable to Sellers and Purchaser, respectively.
(c)    The provisions of this Section 9.13 shall survive the Closing.

ARTICLE 10:    DEFAULT AND REMEDIES

31| P a g e
LEGAL_US_E # 101661756.3

Section 10.1:    Specific Performance. In lieu of Purchaser’s right to terminate this Agreement in accordance with Section 9.3 above and to receive the Earnest Money from Sellers, in the event, despite any such material breach or failure by Sellers described in Section 9.3 herein which is not timely cured by Sellers in accordance thereunder, Sellers are not ready, willing and able to close the sale contemplated hereunder, so long as Purchaser is ready, willing and able to purchase the Properties from Sellers, and Purchaser is not itself in default of this Agreement, Purchaser shall have the right, to be exercised by written notice of same to be delivered to Sellers not later than ten (10) business days after the then scheduled Closing Date, and after expiry of all time periods accorded Sellers to cure such default in accordance hereunder, time being of the essence, to pursue specific performance on account of Sellers’ failure to sell the Properties to Purchaser pursuant to this Agreement; provided, however, any action or proceeding seeking specific performance must be duly commenced within ninety (90) days after the Closing Date, as such Closing Date may have been extended in accordance with the provisions of this Agreement. Purchaser agrees that in no event shall Purchaser be entitled to, seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages; provided, however, if the Sellers have made the remedy of specific performance unavailable as a result of Sellers’ voluntary encumbrance of the Property or conveyance of the Property to a third party on or prior to the scheduled Closing Date, and Purchaser is not in default and is otherwise prepared to perform its obligations under this Agreement, Purchaser shall have such additional remedies available at law or in equity.
Section 10.2:    Purchaser’s Default; Damages.
(g)    Purchaser’s Default. In the event that sale of the Properties hereunder are not consummated by reason of Purchaser’s material breach or other material failure to perform all obligations and conditions to be performed by Purchaser under this Agreement, Sellers shall have the right to retain the Earnest Money as liquidated damages for the material breach of this Agreement as Sellers’ sole and exclusive remedy, such sum to be retained by Sellers being a reasonable estimate of the amount of damages that both Sellers and Purchaser agree that Sellers would sustain by reason of any default by Purchaser, as the amount of actual damages sustained by Sellers would be difficult or impractical to determine.
(h)    No Contesting Liquidated Damages. As material consideration to each party’s agreement to the liquidated damages provisions stated above, each party hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.
Section 10.3:    Post-Closing Remedies.
(z)    If after the Closing Purchaser fails to perform its obligations which expressly survive the Closing pursuant to this Agreement, then Sellers may exercise any remedies available to it at law or in equity, in any order it deems appropriate in its sole and absolute discretion, including but not limited to seeking specific performance or damages. In such event, the liquidated damages provisions contained in Section 9.1 shall not limit Sellers’ damages.

32| P a g e
LEGAL_US_E # 101661756.3

(aa)    If after the Closing Sellers fail to perform their obligations with respect to delivering any monies owed Purchaser pursuant to the true-up provisions contained in Section 9.9(f) and Section 9.13, then Purchaser may seek to obtain such monetary damages equal to the amount claimed owed to Purchaser and no other remedy shall be afforded Purchaser.
Section 10.4:    Limitation on Sellers’ Liability. Prior to Closing, Purchaser agrees that its sole and exclusive remedies against Sellers and the Sellers Related Parties under this Agreement, the Deeds, the Bills of Sale, the Assignments of Leases and Contracts or other agreements delivered by Sellers pursuant to this Agreement (collectively, the “Agreements”) are limited to either (a) the return of the Earnest Money, or (b) specific performance, as more fully set forth in this Article 10. Following Closing, Purchaser agrees that Sellers’ total liability for damages hereunder or under any of the Closing Documents shall not exceed the aggregate sum of $5,000,000 (the “Sellers Liability Cap”); provided, however, that under no circumstances shall Sellers have any liability to Purchaser with respect thereto unless and until the damages suffered by Purchaser shall exceed the aggregate sum of $50,000. Notwithstanding the foregoing, if Purchaser has elected the Pelham Termination Right and/or the Pelham Adjournment Right, on the one hand, or the Ozone Park Termination Right and/or the Ozone Park Adjournment Right, on the other hand, as applicable, under Article 15 hereof, then the Sellers Liability Cap shall be proportionately reduced (i.e., in relation to the percentage each such Property bears to the entire Purchase Price) until such time, as applicable, if the Closing of such Property actually occurs, when it would be proportionately increased. Further, Purchaser agrees that in no event shall Purchaser (i) be entitled to, seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages or (ii) seek or obtain any recovery or judgment against any of Sellers’ other assets (if any) or against any of the Sellers Related Parties. In addition to the foregoing, Purchaser agrees that it shall not be permitted to file any claim or pursue any cause of action arising from any express obligations of Sellers under this Agreement or the Closing Documents unless such claim or cause of action is filed not later than six (6) months after the Closing Date. The terms and conditions of this Section 10.4 shall survive the Closing. “Sellers Related Parties” shall mean Acadia and any affiliate of Acadia.
Section 10.5:    Sellers’ Pre-Closing Default. In the event that sale of the Properties hereunder is not consummated by reason of a material breach by any Seller of any representation or warranty contained in this Agreement or any material breach or other material failure by any Seller to perform all obligations and conditions to be performed by the Sellers under this Agreement, subject to Sections 6.4 herein and Sellers’ cure rights in Section 9.3, Purchaser may, at its option, either (i) waive Sellers’ default and proceed to Closing; or (ii) terminate this Agreement by written notice to Sellers and recover its actual, out-of-pocket third-party costs and expenses, including legal fees and expenses, incurred in connection with execution and delivery of and performance under this Agreement and preparation for Closing up to an aggregate amount of no greater than $500,000 (such amount, the “Pre-Closing Expenses Cap”) or (iii) enforce specific performance of this Agreement so long as the requirements for specific performance are met pursuant to Section 10.1. If this Agreement is terminated by Purchaser pursuant to any right of termination given to Purchaser herein, the Earnest Money shall promptly be refunded to Purchaser.

33| P a g e
LEGAL_US_E # 101661756.3

Notwithstanding the foregoing, if Purchaser has elected the Pelham Adjournment Right, on the one hand, and/or the Ozone Park Adjournment Right, on the other hand, as applicable, under Article 15 hereof, then the Pre-Closing Expenses Cap shall be proportionately reduced (i.e., in relation to the percentage each such Property’s Allocated Contract Price bears to the Pre-Closing Expenses Cap). In the event that the Purchaser, however, elects, as applicable, the Pelham Termination Right and/or the Ozone Park Termination Right after the Closing of the Properties other than the Pelham Property and/or the Ozone Park Property, as applicable, then the Purchaser’s Pre-Closing Expenses Cap for such Property, at such time, shall equal the percentage each such Property’s Allocated Contract Price bears to the Pre-Closing Expenses Cap.
Section 10.6:    Environmental Matters. Purchaser acknowledges that it has had an opportunity to conduct its own investigation of the Properties with regard to Hazardous Materials and compliance of the Properties with Environmental Laws. Purchaser is aware (or has had sufficient opportunity to become aware) of the environmental, biological and pathogenic conditions of, affecting or related to the Properties and Purchaser agrees to take the Properties subject to such conditions. Purchaser hereby releases Sellers, their principals and affiliates, and their respective officers, directors, members, managers, partners, agents, employees, successors and assigns, from and against any and all claims, counterclaims and causes of action which Purchaser may now or in the future have against any of the foregoing parties arising out of the existence of Hazardous Materials affecting the Properties, except to the extent set forth in any representation contained in Section 6.1(f). The provisions of this Section shall survive the Closing.
ARTICLE 11:    CONDEMNATION AND CASUALTY
Section 11.1:    Condemnation.
(i)    If prior to the Closing, all or any material portion of any Property is condemned or conveyed in anticipation or lieu of such condemnation or is taken under the right of eminent domain, or condemnation or eminent domain proceedings are threatened or commenced against any Property or any part of any Property, then Sellers shall give prompt written notice thereof to Purchaser, and Purchaser may, at its option, by delivering written notice to each Seller within fifteen (15) days after Purchaser’s receipt of the condemnation notice from Sellers, either (i) terminate this Agreement as to the affected Properties, and the Contract Price will be reduced by an amount equal to the Allocated Contract Price of the affected Properties or (ii) terminate this Agreement in its entirety, whereupon the Earnest Money shall be promptly returned by the Title Agent to Purchaser, and neither Purchaser nor any Seller shall have any further rights or obligations hereunder. For purposes of this provision, a “material portion” of any Property shall mean (i) more than five percent (5%) of the Land is (or will be) taken or condemned; (ii) the Improvements must be materially reconfigured as a result of such taking; (iii) the taking or condemnation materially interferes with the present use and operation of any of the Improvements or the operation of the business at the applicable Property; (iv) the taking causes a material reduction in the size of any of the Improvements; (v) the elimination of the sole or any required or material means of legal ingress and/or egress from the applicable Property to public roads, with no comparable, convenient legal substitute ingress and/or egress

34| P a g e
LEGAL_US_E # 101661756.3

being available; or (vi) a portion of the available parking area for the Property is (or will be) permanently reduced or restricted by the taking or condemnation so as to materially impair the utility of such property or so as to constitute a violation of the applicable zoning ordinance.
(j)    Failure of Purchaser to deliver written notice of termination, either as to the affected Properties or as to all Properties, within the fifteen (15) day period set forth in clause (a) above shall be conclusively deemed to constitute a waiver of such election to terminate this Agreement, in whole or in part. In the event that Purchaser elects or is deemed to have elected to waive its termination right under this Section 11.1, then the parties shall proceed to Closing without reduction in the Contract Price, and Sellers shall assign to Purchaser (or pay to Purchaser if such proceeds have been collected) any and all claims and awards arising out of such taking or condemnation.
Section 11.2:    Casualty.
(bb)    Risk of loss or damage to the Properties by fire or other casualty through the Closing Date shall be with Sellers. If, prior to Closing, any Property shall be damaged by fire or other casualty (collectively, “Casualty”), Sellers shall promptly deliver to Purchaser written notice (“Casualty Loss Notice”) of such Casualty.
(cc)    For the purposes of this Section 11.2, “Material Damage” shall mean damage to a Property of such nature that the cost of restoring the same to its condition prior to the Casualty will exceed the greater of $500,000 or the percentage set forth on Schedule 11.2 attached hereto relating to each Property, whether or not such damage is covered by insurance. If a Property has sustained Material Damage by a Casualty, Purchaser may, at its option, by delivering written notice to each Seller within fifteen (15) days after (1) delivery of the Casualty Loss Notice or (2) determination that Material Damage has occurred, whichever is later, (i) terminate this Agreement as to the affected Properties, and the Contract Price will be reduced by an amount equal to the Allocated Contract Price of the affected Properties or (ii) terminate this Agreement in its entirety, whereupon the Earnest Money shall be returned to Purchaser, and neither Purchaser nor Sellers shall have any further rights or obligations hereunder. Unless the Casualty Loss Notice states that a Casualty constitutes Material Damage, the determination whether Material Damage has occurred shall be made pursuant to Section 11.2 (d) below. Failure of Purchaser to deliver written notice of termination, either as to the affected Properties or as to all Properties, within said fifteen (15) day period shall be conclusively deemed to constitute waiver of such election to terminate this Agreement, in whole or in part.
(dd)    In the event a Property has sustained a Casualty which is not Material Damage, or notwithstanding such Material Damage, Purchaser has elected not to terminate this Agreement in whole or in part, the rights and obligations of the parties shall not be affected thereby. In that event, Sellers shall pay to Purchaser at Closing the amount of insurance proceeds or damages received by Sellers in respect of such Casualty plus an amount equal to any deductible under Sellers’ casualty insurance policies and an amount equal to any uninsured losses, and Sellers shall assign to Purchaser all rights to insurance proceeds and claims in respect thereof.
(ee)    In the event of a Casualty, the parties shall attempt, on or before the expiration of ten (10) days after the date of delivery of the Casualty Loss Notice, to agree on the estimated cost of restoration for all purposes of this Section 11.2, and as to the existence of any other condition or circumstance

35| P a g e
LEGAL_US_E # 101661756.3

which would affect the determination whether Material Damage has occurred. If the parties are unable to agree on or before the expiration of such ten (10) day period, then, Purchaser shall appoint a third party contractor or other expert to determine such matters, in which case, the determination of such third party contractor or expert shall be binding upon both parties.
ARTICLE 12:    MISCELLANEOUS PROVISIONS
Section 12.1:    Applicable Law. Except as otherwise expressly provided below or in any document or instrument executed and delivered under or pursuant to this Agreement, this Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by the internal laws of the State of New York, without giving effect to New York principles of conflicts of laws. The provisions of any document or instrument constituting the conveyance of any real property or an interest in any real property, or pertaining to the effectiveness or validity thereof, shall be governed by and construed in accordance with the laws of the State in which such real property is located.
Section 12.2:    Exhibits. Each exhibit referred to in this Agreement is attached to and incorporated by reference in this Agreement.
Section 12.3:    Entire Agreement; Modification. This Agreement contains the sole and entire understanding between Sellers and Purchaser with respect to the Properties. All promises, inducements, offers, letter of intent, solicitations, agreements, commitments, representations and warranties made between such parties prior to this Agreement are superseded by this Agreement. This Agreement shall not be modified or amended in any respect except by a written instrument executed by or on behalf of each of the parties to this Agreement.
Section 12.4:    Assignment; Binding Effect. The Purchaser may assign its rights and delegate its duties under this Agreement one or more times by notice to Sellers delivered within no more than one (1) business day prior to the Closing to any subsidiary or affiliate of Purchaser, controlled by or under common control with Purchaser, with evidence reasonably satisfactory to Sellers of same, provided, however, that Purchaser shall not be released by virtue of such assignment from the obligations and duties of the Purchaser under this Agreement, and Assignee shall be bound by all approval, waivers, actual or deemed, by Purchaser prior to the assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, successors and assigns.
Section 12.5:    Severability. If any provision of the Agreement or the application of any provision to any person or circumstance is or becomes invalid or unenforceable to any extent, then the remainder of this Agreement and the application of such provisions to any other person or circumstances shall not be affected by such invalidity or unenforceability and shall be enforced to the greatest extent permitted by law.

36| P a g e
LEGAL_US_E # 101661756.3

Section 12.6:    Time of Essence. Time is of the essence of this Agreement; provided that, if the time period by which any right, option, notice or election provided under this Agreement must be exercised, or by which any act required under this Agreement must be performed, or by which the Closing must be held, expires on a day that is not a Business Day, then such time period shall be automatically extended through the close of business on the next Business Day.
Section 12.7:    Notices. Any notice, requests or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by e-mail, hand or courier (including Federal Express or other similar services) or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address above or by facsimile transmission confirmed on the next day by overnight courier service. Any notice delivered by e-mail shall subsequently be promptly delivered by hand or courier in accordance with this Section 12.7. Any such notice, request or other communication shall be considered given on the date of such hand or courier delivery or facsimile transmission (if confirmed as herein above required) or deposit in the United States mail, and shall be considered received on the date of hand or courier delivery or facsimile transmission (if confirmed as herein above required) or on the third (3rd) day following deposit in the United States mail. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, request or other communication. By giving at least five (5) days’ prior written notice, any party may from time to time change its mailing address under this Agreement. The respective attorneys for the parties are hereby authorized to give notices on behalf of their clients and to agree to adjournments of the Closing, provided such agreement to adjourn is in writing.
Section 12.8:    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. To facilitate execution of this Agreement, the parties may execute and exchange by facsimile, PDF or other electronic imaging technology counterparts of the signature pages.
Section 12.9:    Rights Cumulative; Waiver. Except as expressly limited by the terms of this Agreement, all rights, powers and privileges conferred under this Agreement shall be cumulative and not restrictive of those given by law. Any condition precedent or right of termination, cancellation or rescission granted by this Agreement to Purchaser may be waived by Purchaser, in its sole discretion.
Section 12.10:    Recording Prohibited. This Agreement shall not be recorded.
Section 12.11:    Attorneys’ Fees. In the event that it becomes necessary for either party to initiate legal action to enforce this Agreement or any provision contained herein, the party prevailing in such action shall be entitled to receive, in addition to all other remedies provided herein, reasonable attorneys’ fees and expenses.
Section 12.12:    Confidentiality.

37| P a g e
LEGAL_US_E # 101661756.3

(a)    Prior to Closing and subject to the requirements of law and this paragraph, including the requirements of any governmental agency having jurisdiction over either Purchaser or Sellers or any legal process, the parties hereby agree that neither Acadia, Purchaser nor Sellers nor any of their respective affiliates, agents, employees, advisors or representatives shall issue any press release, public announcement, statement, publicity (oral or written), advertising promotion relating to the transaction described herein or otherwise announce or disclose or cause or permit to be announced or disclosed any details related to the transaction described herein; provided, however, that each of Purchaser and Sellers may make disclosure of this transaction to their investors, attorneys, accountants, lenders, creditors, officers, employees and agents as necessary to perform their obligations hereunder and to others to the extent required by law, including disclosure requirements of Acadia, or to enforce the terms of this Agreement. Notwithstanding anything herein contained, the parties specifically agree that either party may issue one or more press releases related to the transaction with notice to the other party provided such press releases do not specifically identify the details of this transaction and of this Agreement or identify the other party and provided further that such press releases do not portray the other party, or its principals, affiliates or employees in a negative light. Notwithstanding the preceding sentence, any press release issued by Purchaser or Sellers may contain the location of the Properties and/or the Contract Price.
(b)    Until the Closing, Purchaser and its partners, members, attorneys, agents, employees, consultants and advisors will treat the information disclosed to it by Sellers, or otherwise gained through Purchaser’s access to the Properties and Sellers’ books and records, as confidential, giving it the same care as Purchaser’s own confidential information, and make no use of any such disclosed information not independently known to Purchaser except in connection with the transactions contemplated hereby. Notwithstanding the foregoing, Purchaser may make presentations to prospective investors in Purchaser’s interest in the Property, provided that Purchaser advises such prospective investors of Purchaser’s confidentiality obligations hereunder and such investors agree to be bound thereby. In the event of a termination of this Agreement, Purchaser shall promptly return all such confidential information to Sellers, other than (i) information retained by Purchaser pursuant to Purchaser’s internal document retention policy, and (ii) any Third Party Report, except that Sellers shall be permitted to retain such Third Party Report portions previously delivered to Sellers to substantiate the Inspection Objections, pursuant to Section 4.2(b) herein.
(c)    The provisions of (b) above shall survive the termination of this Agreement and the provisions of (a) above shall survive the termination hereof or the Closing.
ARTICLE 13:    NO RECORDING OR NOTICE OF PENDENCYThe parties hereto agree that neither this Agreement nor any memorandum hereof shall be recorded. Supplementing the other liabilities and indemnities of Purchaser to Sellers under this Agreement, and notwithstanding any other provision of this Agreement (including, without limitation, any provision purporting to create a sole and exclusive remedy for the benefit of Sellers), Purchaser agrees to indemnify and hold Sellers harmless from and against any and all losses, costs, damages, liens, claims, counterclaims, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees, court costs and disbursements) incurred by Sellers arising from or by reason of the

38| P a g e
LEGAL_US_E # 101661756.3

recording of this Agreement, any memorandum hereof, or any notice of pendency (unless Purchaser prevails in a final unappealable order against Sellers in the action underlying such notice of pendency) or any other instrument against the Properties in any case, by Purchaser. The provisions of this Article 13 shall survive the Closing or any early termination of this Agreement.
ARTICLE 14:    ESCROW PROVISIONS
Section 14.1:    Investment and Use of Funds. The Title Agent shall (i) hold the Earnest Money in an account as selected and approved by Purchaser pursuant to Section 3.2 hereof, (ii) not commingle the Earnest Money with any funds of the Title Agent or others, and (iii) promptly provide Purchaser and Sellers with confirmation of the investments made, if any. Sellers and Purchaser designate the Title Agent as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the United States Internal Revenue Code 1986, as amended.
Section 14.2:    Interpleader. Sellers and Purchaser each mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Title Agent directing the Earnest Money’s disposition, the Title Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Title Agent’s option, the Title Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Title Agent may recover all of its court costs and reasonable attorneys’ fees. Sellers or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Title Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.
Section 14.3:    Claim for Earnest Money. Notwithstanding anything to the contrary contained herein, if for any reason the Closing does not occur, the Title Agent shall deliver the Earnest Money to Sellers or Purchaser only upon receipt of a written demand therefore from such party, subject to the following provisions of this paragraph. If for any reason the Closing does not occur and either party makes a written demand upon the Title Agent for payment of the Earnest Money, the Title Agent shall give written notice to the other party of such demand. If the Title Agent does not receive a written objection from the other party to the proposed payment within ten (10) business days after the giving of such notice, the Title Agent is hereby authorized to make such payment. If the Title Agent does receive such written objection within such ten (10) business day period, the Title Agent shall continue to hold the Earnest Money until otherwise directed by written instructions signed by Sellers and Purchaser or a final, non-appealable judgment of a court.
Section 14.4:    Liability of Title Agent as Earnest Money Holder. The parties acknowledge that the Title Agent is acting solely as a stakeholder at their request and for their convenience, that the Title Agent shall not be deemed to be the agent of either of the parties, and that the Title Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Sellers

39| P a g e
LEGAL_US_E # 101661756.3

or Purchaser resulting from the Title Agent’s mistake of law respecting the Title Agent’s scope or nature of its duties. Sellers and Purchaser shall jointly and severally indemnify and hold the Title Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Title Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Title Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Title Agent.
Section 14.5:    Resignation of Title Agent as Escrow Agent. The Title Agent may resign as escrow agent hereunder at any time upon giving the parties hereto thirty (30) days’ prior written notice. In such event, Sellers and Purchaser shall mutually select a firm, person or other entity to act as the successor escrow agent hereunder. The Title Agent’s resignation as escrow agent shall not be effective until a successor escrow agent agrees to act hereunder; provided, however, if no successor escrow agent is appointed and acting hereunder within thirty (30) days after such notice is given, the Title Agent may pay and deliver the proceeds then held in escrow into a court of competent jurisdiction.
Section 14.6:    Escrow Fee. The escrow fee, if any, charged by the Title Agent for holding the Earnest Money shall be shared equally by Sellers and Purchaser.
ARTICLE 15:    PELHAM PROPERTY AND OZONE PARK PROPERTY PROVISIONS
Section 15.1:    Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall have the right to elect, in its sole determination, to an adjournment of the Closing solely with respect to either (or both of) (i) the Pelham Property (the “Pelham Adjournment Right”) or (ii) the Ozone Park Property (the “Ozone Park Adjournment Right”) to, in each instance, a date no later than sixty (60) days following the Closing Date (the “Pelham Extended Closing Date” or the “Ozone Park Extended Closing Date”, as the case may be), by giving to Seller written notice of such election within two (2) business days prior to the Closing Date.
Section 15.2:    Notwithstanding anything contained in this Agreement to the contrary, Purchaser shall have the right to elect, in its sole determination, to terminate this Agreement solely with respect to either (or both of) (i) the Pelham Property (the “Pelham Termination Right”) or (ii) the Ozone Park Property (the “Ozone Park Termination Right”), by giving to Seller written notice of such election within two (2) business days prior to the Closing Date or, in the event the Purchaser has elected the Pelham Adjournment Right or the Ozone Park Adjournment Right, or both, pursuant to Section 15.1, prior to the Pelham Extended Closing Date or the Ozone Park Extended Closing Date, respectively, as applicable.
Section 15.3:    In the event the Purchaser shall have elected either the Pelham Adjournment Right or the Ozone Park Adjournment Right, as the case may be, the Purchaser and Seller each agree, upon completion of the other conditions to the Closing set forth in this Agreement and unrelated to the Pelham Property and/or the Ozone Park Property, as the case may be, the parties shall proceed to the applicable Closing on the Closing Date.

40| P a g e
LEGAL_US_E # 101661756.3

Section 15.4:    In the event that, within no later than sixty (60) days after the Closing of all other Properties except for either or both of the Pelham Property and the Ozone Park Property, as the case may be, Purchaser elects to purchase such Properties, then it shall be permitted to do so in accordance with this Agreement, and the Contract Price for such Property shall be the respective Allocated Contract Price. Purchaser’s failure, however, to elect to close on either or both of such properties by such date shall cause this Agreement, and Purchaser’s rights to purchase either such Property, without further act of either party, to immediately terminate with respect to such Property that has not been purchased, and only such provisions that are expressly stated to survive termination, including with regard to post-closing for any Properties that have been purchased.

41| P a g e
LEGAL_US_E # 101661756.3

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

PURCHASER:	SELLERS:
SP HOLDINGS I LLC, a Delaware limited liability company	ACADIA STORAGE COMPANY LLC, a Delaware limited liability company
By: SP MG I, LLC, a Delaware limited
        Liability company, is managing member

        By: SP BCR I, LLC a Delaware limited liability company, its sole member

By: /s/ Bruce C. Roch
Name: Bruce C. Roch__________________
Title: Sole Member___________________
ACADIA STORAGE POST PORTFOLIO COMPANY LLC, a Delaware limited liability company
Date of Execution: 12-14-12 ____________
ACADIA SUFFERN LLC,
a Delaware limited liability company

ACADIA ATLANTIC AVENUE LLC,
a Delaware limited liability company

ACADIA PELHAM MANOR LLC,
a Delaware limited liability company

ACADIA LIBERTY LLC,
a Delaware limited liability company

By: /s/ Robert Masters______________ Name: Robert Masters Title: Senior Vice President
Date of Execution: 12-14-12___________

42| P a g e
LEGAL_US_E # 101661756.3

The undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby duly executes with proper authority and joins in the execution of this Agreement, and agrees that it is jointly and severally liable, as a principal and not as a surety, for the Seller’s obligations under Article 6 of the Agreement and the documents executed in connection therewith, but solely with respect to the Fund III Properties and Fund III Sellers.
ACADIA STRATEGIC OPPORTUNITY
FUND III LLC,
a Delaware limited liability company]
By:    /s/ Robert Masters_______________
Name: Robert Masters
Title: Senior Vice President
Date of Execution: 12-14-12____________

The undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby duly executes with proper authority and joins in the execution of this Agreement, and agrees that it is jointly and severally liable, as a principal and not as a surety, for the Seller’s obligations under Article 6 of the Agreement and the documents executed in connection therewith, but solely with respect to the Fund II Properties and Fund II Sellers.

ACADIA STRATEGIC OPPORTUNITY
FUND II, LLC,
a Delaware limited liability company
By:    /s/ Robert Masters _______________
Name: Robert Masters
Title: Senior Vice President
Date of Execution: 12-14-12____________

43| P a g e
LEGAL_US_E # 101661756.3

Receipt of a fully executed copy of this Agreement is hereby acknowledged on the ___ day of November, 2012 (the “Effective Date”).
AGREED TO AS TO ARTICLE 14 AND
ALL OTHER PROVISIONS RELATING TO
THE TITLE AGENT’S OBLIGATIONS WITH
RESPECT TO THE EARNEST MONEY:
TITLE AGENT:
NEAR NORTH NATIONAL TITLE LLC
By:    /s/ Cindy M. O’Donohue______________
Name:    Cindy M. O’Donohue________________
Title:     President__________________________

44| P a g e
LEGAL_US_E # 101661756.3

SCHEDULE OF EXHIBITS AND SCHEDULES
Exhibit A     -    List of Properties
Exhibit B     -     Legal Description of Land
Exhibit C     -     Allocated Contract Price of each Property
Exhibit D     -     Intentionally Omitted
Exhibit E     -     Intentionally Omitted
Exhibit F     -     Schedule of Work
Exhibit G     -     Repositioning Properties
Exhibit H     -     Repositioning Properties Construction Budgets
Exhibit I     -     Repositioning Properties Construction Plans and Specifications
Exhibit J     -    Rent Rolls from Properties
Exhibit K-1     -     Form of New York Deed
Exhibit K-2     -    Form of New Jersey Deed
Exhibit L     -     Form of Assignment and Assumption of Leases and Security Deposits
Exhibit M    -     Form of Assignment and Assumption of Service Contracts
Exhibit N     -     Form of Bill of Sale
Exhibit O     -     Form of Notice to Tenants
Exhibit P     -     Form of FIRPTA Certificate
Exhibit Q     -     Certificate of Sellers
Exhibit R     -     General Assignment
Exhibit T    -    Intentionally Omitted
Exhibit U    -    Assignment of Ground Lease
Schedule 2.1(a)    Ground Leases
Schedule 3.1     -     Owned Trucks
Schedule 4.2     -     Inspection Objections
Schedule 6.1(G) -     Litigation
Schedule 9.9(f)-    Prorations Examples
Schedule 11.2    -    Material Damage Per Property
Schedule 5.2        Seller’s Response to Purchaser’s Title Objections

45| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT A
LIST OF PROPERTIES
Jersey City
203 Broadway
Jersey City, NJ 07306
Long Island City
3028 Starr Avenue
Long Island City, NY 11101
Bruckner
112 Bruckner Boulevard
Bronx, NY 10454
New Rochelle
363 Huguenot Street
New Rochelle, NY 10801
Ridgewood
4821 Metropolitan Avenue
Ridgewood, NY 11385
Webster Avenue
4077 Park Avenue
Bronx, NY 10457
Fordham
301-305 West Fordham Road
Bronx, NY 10460
Yonkers
131 Saw Mill River Road
Yonkers, NY 10701
Lawrence
640 Rockaway Turnpike
Lawrence, NY 11559
Suffern
2 Dunnigan Drive
Suffern, NY 10901
Linden
401 South Park Avenue
Linden, NJ 07036

46| P a g e
LEGAL_US_E # 101661756.3

Atlantic Avenue
3319-3335 Atlantic Avenue
Brooklyn, NY
Pelham
798-858 Pelham Parkway
Pelham, NY
Ozone Park
103-71 97th Street
Ozone Park, NY

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

EXHIBIT B
LEGAL DESCRIPTION OF LAND

48| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT C
ALLOCATED CONTRACT PRICE OF EACH PROPERTY

	Property	Amount
1.	Fordham	$23,160,847
2.	Ridgewood	$23,912,133
3.	Long Island City	$38,301,568
4.	Suffern	$16,808,040
5.	Linden	$17,373,897
6.	Webster	$9,733,979
7.	Jersey City	$17,975,924
8.	Lawrence	$29,251,569
9.	New Rochelle	$11,430,634
10.	Yonkers	$23,790,384
11.	Bruckner	$24,120,881
12.	Atlantic	$25,695,450
13.	Pelham	$11,888,250
14.	Ozone Park	$20,459,444
	TOTAL:	$293,903,000

49| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT D
INTENTIONALLY OMITTED

50| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT E
INTENTIONALLY OMITTED

51| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT F
SCHEDULE OF WORK COMMENCED
Need to list the work that has commenced and the status of such work

52| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT G
REPOSITIONING PROPERTIES

1.	Atlantic

2.	Bruckner

3.	Fordham

4.	Jersey City

5.	Lawrence

6.	Linden

7.	Long Island City

8.	New Rochelle

9.	Pelham

10.	Ridgewood

11.	Suffern

12.	Webster

13.	Yonkers

53| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT H
REPOSITIONING PROPERTIES CONSTRUCTION BUDGETS

54| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT I
REPOSITIONING PROPERTIES CONSTRUCTION PLANS AND SPECIFICATIONS

55| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT J
RENT ROLLS FROM PROPERTIES

56| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT K-1
FORM OF NEW YORK BARGAIN AND SALE DEED WITH COVENANT AGAINST GRANTOR’S ACTS

BARGAIN AND SALE DEED
THIS INDENTURE, made as of the __ day of ______ 20__.
BETWEEN [______________], a [___________], having an address c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 (“Grantor”), and [_______________], a [______________________], having an address at [______________________] (“Grantee”).
WITNESSETH, that the Grantor, in consideration of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby grant and release unto the Grantee, the heirs or successors and assigns of Grantee forever:
ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in [____________________], and more particularly described in Exhibit “A” attached hereto and incorporated herein for all purposes, together with all right, title and interest, if any, of the Grantor in and to any streets and roads abutting the above described premises to the center lines thereof; together with the appurtenances and all the estate and rights of the Grantor in and to said premises;
TO HAVE AND TO HOLD the premises herein granted unto Grantee, the heirs or successors and assigns of the Grantee forever;
AND the Grantor covenants that the Grantor has not done or suffered anything whereby the said premises have been encumbered in any way whatever except as aforesaid;
AND the Grantor, in compliance with Section 13 of the Lien Law, covenants that the Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

Exhibit 4-1

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

IN WITNESS WHEREOF, the Grantor has duly executed this Deed the day and year first above written.

GRANTOR: [______________] By: _______________________________

STATE OF	)
) ss.:
COUNTY OF            )

On the ___ day of ________ in the year 20__, before me, the undersigned, a Notary Public in and for said State, personally appeared __________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual, or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

My Commission Expires

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

EXHIBIT A

3| P a g e
LEGAL_US_E # 101661756.3

EXHIBIT K-2
FORM OF NEW JERSEY BARGAIN AND SALE DEED WITH COVENANT AGAINST GRANTOR’S ACTS

BARGAIN AND SALE DEED WITH COVENANTS AGAINST GRANTOR’S ACTS

RECORD AND RETURN TO:	Prepared By:_______________________

THIS DEED, made as of [__] day of [____________], 20[__]
BETWEEN [____________], a [____________], with offices c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, party of the first part, and [____________], a [____________], with offices at [____________], party of the second part,
WITNESSETH, that the party of the first part, in consideration of [____________] and [__]/100 DOLLARS ($[_______]) and other valuable consideration paid by the party of the second part, does hereby give, grant, bargain, sell, alien, release, enfeoff, convey and confirm unto the party of the second part, the heirs or successors and assigns of the party of the second party forever the Property (as defined below).
TAX MAP REFERENCE. (N.J.S.A. 46:15-2.1) Municipality: ___________ of ________, County of ____________ ; Block ________, Lot _____.
PROPERTY. The property (the “Property”) consists of all that certain lot, tract or parcel of land and premises situate, lying and being in the _______ of ________, County of ___________ and State of New Jersey, bounded and described as more particularly set forth on Exhibit A, attached hereto.
BEING the same lands and premises granted and conveyed unto Grantor by Deed from __________________________________, dated _______________ and recorded in the _________ County Clerk’s Office on _______________ in Deed Book _______, page _______, as Instrument #_____________.
TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises;
SUBJECT TO all rights, easements, restrictions, reservations and other matters (including, without limitation, title to the improvements located on the premises) contained in or referred to in said deed or in any other instrument relating to such parcel, whether or not of record, it being the intention of the party of the first part to convey to the party of the second part only such rights in the above-described parcel as it owns as of the date hereof.
TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.
PROMISES BY GRANTOR. The Grantor promises that the Grantor has done no act to encumber the property except as aforesaid. This promise is called a "covenant as to grantor's acts" (N.J.S.A.

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor) except as aforesaid.

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

[________________________],
Attest: ________________________	a [________________________]
Name:
Title:
By: ______________________________
Name:
Title:

STATE OF	)
: ss
COUNTY OF	)

On _______________, 20__, before me, the undersigned Notary Public, an individual by the name of ______________, personally appeared and stated to my satisfaction that ___ (a) was the maker of the foregoing Deed; (b) was authorized to and did execute this Deed as ______________of ______________; (c) made this Deed for $______________as the full and actual consideration paid for the transfer of title (as such consideration is defined in N.J.S.A. 46:15-5); and (d) executed this Deed as the voluntary act and deed of said Grantor.
[Commission & Seal]
________________________________
Notary Public

My Commission Expires: __________________

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

Exhibit A
Legal Description

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

EXHIBIT L
FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS
ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) made as of the ____ day of __________, 20__ by and between ___________________________, a __________________________ (“Assignor”), and _________________________, a __________________________ (“Assignee”).
W I T N E S S E T H:
WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement, dated __________________, 20__ (the “Contract”) covering the Premises (as hereinafter defined); and
WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor’s right, title and interest in and to the premises commonly known as [______________] (the “Premises”), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to all Leases (as defined in the Contract), including, without limitation, all Leases described on the schedule attached as Exhibit “A” hereto, together with all prepaid rents, security deposits, letters of credit and other deposits made by the tenants under the Leases and all guarantees relating to or made in connection with the Leases, if any (collectively, the “Leases”).
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Assignor hereby assigns unto Assignee, all of the right, title and interest of Assignor in and to the Leases;
TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof, subject to the terms, covenants and conditions of the Leases.
2.    Assignee assumes the performance of all of the obligations of Assignor arising or accruing under the Leases from and after the date hereof.
3.    Assignor agrees to and hereby does defend, indemnify and hold Assignee harmless from and against any and all losses, claims, demands, suits, expenses (including, without limitation, reasonable attorney’s fees and disbursements (whether or not incident to litigation) and court costs, damages, obligations and liabilities (including, without limitation, claims for personal injury, wrongful death or property damage), direct, contingent or consequential, of any kind or nature, incurred by Assignee, caused by Assignor and arising or accruing with respect to the Leases and the security deposits under the Leases during the period prior to the date hereof, except as shall arise from the willful misconduct or gross negligence of Assignee, its agents or employees.
4.    Assignee agrees that, from and after the date hereof, Assignee shall and hereby does defend, indemnify and hold Assignor harmless from and against any and all losses, claims, demands, suits, expenses (including, without limitation, reasonable attorney’s fees and disbursements (whether or not incident to litigation) and court costs, damages, obligations and liabilities (including, without limitation, claims for personal injury, wrongful death or property damage), direct, contingent or

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

consequential, of any kind or nature, incurred by Assignor, caused by Assignee and arising or accruing with respect to the Leases and the security deposits under the Leases during the period from and after the date hereof, except as shall arise from the willful misconduct or gross negligence of Assignor, its agents or employees.
5.    This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.
6.    This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment. The entities comprising Assignor shall be jointly and severally liable for the obligations and liabilities of Assignor hereunder.
7.    This Assignment shall be governed by the internal laws of the State of New York, without giving effect to New York principles of conflicts of laws.

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.

ASSIGNOR:

[_______________________]

By: ___________________________
Name:
Its:

ASSIGNEE:

[_______________________]

By: ___________________________
Name:
Its:

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

Exhibit A
Leases

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

EXHIBIT M
FORM OF ASSIGNMENT AND ASSUMPTION OF RENOVATION AGREEMENTS AND SERVICE CONTRACTS

ASSIGNMENT AND ASSUMPTION OF RENOVATION AGREEMENTS AND SERVICE CONTRACTS

ASSIGNMENT AND ASSUMPTION OF RENOVATION AGREEMENTS AND SERVICE CONTRACTS (this “Assignment”) made as of the ____ day of _________, 20__ by and between [_____________], a [_____________] (“Assignor”), and [_____________], a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and Assignee entered into that certain Purchase and Sale Agreement, dated __________________, 20__ (the “Contract”) covering the Premises (as hereinafter defined); and
WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor’s right, title and interest in and to the premises located as set forth on Exhibit “A” attached hereto (the “Premises”), and in connection therewith, Assignor has agreed to assign, transfer, convey and deliver to Assignee all of Assignor’s right, title and interest in and to the Service Contracts (as defined in the Contract) and Renovation Agreements (as defined in the Contract), including, without limitation, all of the instruments, contracts, agreements and understandings listed on Exhibit “B” annexed hereto (the “Contracts”).

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Assignor hereby assigns unto Assignee, all of the right, title and interest, if any, of Assignor in and to the Contracts;

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

2.    Assignee assumes the performance of all of the obligations of Assignor arising or accruing under the Contracts from and after the date hereof.

3.    Assignor shall remain liable for the performance of all of the obligations of Assignor arising or accruing under the Contracts prior to the date hereof.

4.    This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors, assigns and legal representatives.

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

5.    This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.

6.    This Assignment shall be governed by the internal laws of the State of New York, without giving effect to New York principles of conflicts of laws.

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.

ASSIGNOR:

[_______________________]

By: ___________________________
Name:
Its:

ASSIGNEE:

[_______________________]

By: ___________________________
Name:
Its:

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

Exhibit A
The Premises

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

Exhibit B
Contracts

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

EXHIBIT N
FORM OF BILL OF SALE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, [____________], a [____________] (“Seller”), does hereby sell, transfer and convey to [____________], a Delaware limited liability company (“Purchaser”), all machinery, equipment, furnishings, furniture, signage and other tangible personal property of every kind and character, if any (the “Personal Property”), owned by Seller and used in connection with the operation of that certain real property more particularly described in Exhibit “A” attached hereto.
PURCHASER ACKNOWLEDGES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING SUCH PERSONAL PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING SUCH PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO TITLE OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT AS EXPRESSLY SET FORTH IN THAT CERTAIN PURCHASE AND SALE AGREEMENT, DATED AS OF [____________], 20__, BY AND BETWEEN SELLER AND PURCHASER.
Dated: _________, 20__

[________________________]
By: _____________________________
Name:
Title:

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

Exhibit A
Legal Description

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

EXHIBIT O
FORM OF NOTICE TO TENANTS
______ ___, 2012

[Name]
[Company]
[Mailing Address]
[City, State, Zip]

Re:    Lease dated [_____________] (as amended, modified and supplemented from time to time, the “Lease”) by and between [_____________] (“Landlord”) and [_____________] (“Tenant”) concerning the Demised Premises known as [_____________] located in [_____________] (the “Property”).

Dear [_____________]:

Please be advised that, as of the date set forth above, the Property and Landlord’s interest in the Lease were purchased by [_____________], Federal Tax I.D. [_____________] (“New Owner”). A W-9 Form is attached for your reference. All security deposits, to the extent held by Landlord, were transferred to New Owner. Landlord hereby irrevocably instructs and authorizes you to hereafter make all payments, Rent and otherwise, payable to [_____________] and deliver such payments to:

[_____________]
[_____________]

For property management issues, please contact [_____________] at (___) ___ ____.
For billing and collection issues, please contact [_____________] at (___) ___ ____.
For all other purposes under the Lease, the address for [_____________] is [_____________] with a telephone number of (___) ___ ____.

The instructions set forth herein are irrevocable and are not subject to modification in any manner except that any successor landlord or lender, so identified by New Owner, may by written notice to you rescind the instructions contained herein.

Very truly yours,

[_____________]

By:____________________________
Name:
Title:

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

EXHIBIT P
FORM OF FIRPTA CERTIFICATE
FIRPTA AFFIDAVIT
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform [_____________] (the “Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by [_____________] (the “Company”), which owns 100% of the limited liability company membership interests in [_____________], the Company hereby certifies to Transferee, as follows:
1.    The Company is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations promulgated thereunder);
2.    The EIN number of the Company is [_____________];
3.    The Company’s address is c/o [_____________];
4.    The Company is not a disregarded entity as defined in §1.1445-2(b)(2)(iii); and
5.    The Company understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
6.    The Company understands that the Transferee intends to rely on the foregoing representations in connection with the United States Foreign Investment Act (94 Stat. 2682 as amended).
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of the Company.
Dated: _________________, 20___

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

[____________________________]

By: _____________________________
Name:
Title:

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

EXHIBIT Q
FORM OF CERTIFICATE OF SELLER/PURCHASER

CLOSING CERTIFICATE
[____________], 20[__]
Reference is hereby made to that certain Purchase and Sale Agreement, dated as of [____________], 2012 (the “PSA”), 2012, by and among Acadia Storage Company LLC, Acadia Storage Post Portfolio Company LLC, and Acadia Suffern LLC, each a Delaware limited liability company (collectively, “Seller”), and [____________], a [____________] (“Purchaser”).
Pursuant to Section 9.[__] of the PSA, [Seller/Purchaser] hereby confirms to [Purchaser/Seller] that all of [Seller’s/Purchaser’s] representations and warranties made in Section 6.[__] of the PSA are true and correct in all material respects as of the date hereof, other than those representations and warranties made as of a specific date or with reference to previously dated materials, which are true and correct as of the date thereof or as of the date of such materials, as applicable.

[Signature Pages Follow]

Exhibit 9-1

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

[SELLER/PURCHASER]:
[__________________],
a [__________________]
By:
Name:
Title:

LEGAL_US_E # 101661756.3

EXHIBIT R
FORM OF GENERAL ASSIGNMENT AND ASSUMPTION
GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), is made and entered into this ____ day of _________, 20___ between [______________], having an office c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, (“Assignor”), and [______________], having an office at [______________] (“Assignee”).
W I T N E S S E T H:
Assignor for Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns to Assignee all of Assignor’s right, title and interest in, to and under (i) all transferable licenses, approvals, certificates of occupancy and other approvals including without limitation sewer rights and permits, presently issued in connection with the operation of all or any part of the real property located at [______________] (the “Premises”), or necessary to operate the Premises, to the extent applicable, available and transferable, (ii) all warranties, if any, issued by any manufacturers and contractors in connection with construction or installation of equipment included as part of the Premises, to the extent applicable, available and transferable, (iii) all development rights related to the Premises, (iv) all architectural, mechanical, electrical and structural plans, studies, drawings, specifications, surveys, renderings and other technical descriptions that relate to the Premises, to the extent applicable, available and transferable, and (v) all other items of intangible personal property owned by Assignor and exclusively relating to the occupancy, use or operation of the Premises (the items set forth in clauses (i) through (v) above are hereinafter referred to collectively as the “Property”);
TO HAVE AND TO HOLD unto Assignee and its successors and assigns to its and their own use and benefit forever.
Assignee hereby expressly assumes the obligations of Assignor in respect of the Property accruing from and after the date hereof.
Assignee hereby acknowledges and agrees that the Property is being conveyed “AS IS, WHERE IS, WITH ALL FAULTS”, except for those representations and warranties set forth in that certain Purchase and Sale Agreement dated [______________], 20[__] between Assignor, Assignee and [______________] with respect thereto, the provisions of which are incorporated herein by this reference.
This Agreement is made by Assignor without recourse and without any expressed or implied representation or warranty whatsoever.
This Agreement inures to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURE PAGE TO FOLLOW]

LEGAL_US_E # 101661756.3

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date first above written.
ASSIGNOR:
[______________]

By:    _________________________
Name:
Title:

ASSIGNEE:

[______________]

By:    __________________________
Name:
Title:

Exhibit 9-4

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

Exhibit T
Intentionally Omitted

Exhibit 9-5

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

Exhibit U
Assignment of Ground Lease

LEGAL_US_E # 101661756.3

Schedule 2.1(a)
Ground Leases

Pelham – Acadia Pelham Manor LLC (Delaware)
Ground Lease, dated October 1, 2004, by and between Rusciano & Son Corp. and Secor Lane Corp., collectively as landlord (“Landlord”), and P/A-Acadia Pelham Manor, LLC, predecessor-in-interest to Acadia Pelham Manor LLC, as tenant (“Tenant”), as evidenced by that certain Memorandum of Lease, dated October 1, 2004, recorded February 23, 2005 in Control No. 443010050, as amended by that certain First Amendment to Ground Lease, dated June 28, 2006, by and between Landlord and Tenant, as evidenced by that certain Memorandum of First Amendment to Ground Lease, dated as of May 20, 2008, recorded July 7, 2008 in Control No. 481760121, and as further amended by that certain Second Amendment to Ground Lease, dated December 6, 2007, by and between Landlord and Tenant, recorded July 7, 2008 in Control No. 481760129.

Ozone Park – Acadia-P/A Liberty LLC (Delaware)
Lease, dated February 6, 1998, by and between Liberty Associates, LLC, as landlord (“Landlord”), and Mayfair Super Markets, Inc., as tenant (“Tenant”), as evidenced by that certain Memorandum of Lease, dated February 6, 1998, and recorded February 26, 1998, in Reel 4808 Page 1921, as amended by that certain Amendment to Memorandum of Lease, dated December 20, 2005, by Landlord and The Stop & Shop Supermarket Company, LLC, successor by merger to Tenant (“Successor Tenant”), recorded January 19, 2006, in CRFN 2006000033067, as assigned pursuant to that certain Assignment and Assumption of Ground Lease, dated December 20, 2005, and recorded February 29, 2006, in CRFN 2006000033068, made by Successor Tenant, as assignor, to Acadia-P/A Liberty LLC, as assignee.

LEGAL_US_E # 101661756.3

SCHEDULE 3.1
OWNED TRUCKS

Type of Truck	TRUCK VIN #	PLATE #	Model
Box	1GDHG31R5X1040197	XR-104V	1999 GMC
Box	1GDHG31R7X1041948	XR-103V	1999 GMC
Box	1FDWE35L12HB32989	XR-105V	2002 FORD
Box	1FDWE35l31HA91053	XS-6398	2001 FORD E-350
Van	1FTNE24W67DA49532	XR-508H	2007 FORD E-250 Van
Van	1FTNE24W07DA49526	XR-510H	2007 FORD E-250 Van
Van	1FTNE24W97DA41389	XR512H	2007 FORD E-250 Van
Van	1FTNE24W77DA44985	XR-511H	2007 FORD E-250 Van
Van	1FTNE24W17DA44982	XR-509H	2007 FORD E-250 Van
Van	2A4RR5D10AR286639		2010 CHRYSLER T&C Van
Box	1FDWE37F1XHA03780	33213JZ	1999 FORD 3MC
Van	2B7LB31Z8WK123882	88574JV	1999 DODGE V-35
Van	2B7KB31ZXRK130364	33214JZ	1994 DODGE B-35
Box	1FDWE37F1XHA03780	33213JZ	1999 FORD 3MC

LEGAL_US_E # 101661756.3

SCHEDULE 4.2
INSPECTION OBJECTIONS

•	Environmental

◦
Atlantic Avenue – NFA status has been applied for, but not yet received. In the event the NFA is not received, the site will need to have further monitoring and removal of free product until NFA status is achieved.

◦	Jersey City – waiting for closure by the NJDEP related to a remedial action work plan that was submitted in early October 2012.

◦
Ozone Park – Phase I recently received. Construction of the property is being reviewed by CNS, Heitman and Storage Post to determine if proper physical protections such as a vapor barrier and vapor venting system were put in place. Heitman and Storage Post are also confirming with Seller that the responsible party is financially viable and able to complete their remediation of the existing conditions.

•	Ozone Park Final Certificate of Occupancy documentation

LEGAL_US_E # 101661756.3

SCHEDULE 6.1(G)
LITIGATION

[SELLER TO COMPLETE]

Exhibit 9-10

AMECURRENT 704087455.2 05-Dec-12 16:19
LEGAL_US_E # 101661756.3

SCHEDULE 9.9(f)
PRORATIONS EXAMPLES

LEGAL_US_E # 101661756.3

Schedule 11.2
Material Damage Per Property

	Property	Amount
1.	Fordham	$2,319,085
2.	Ridgewood	$2,393,213
3.	Long Island City	$3,862,157
4.	Suffern	$1,680,804
5.	Linden	$1,744,590
6.	Webster	$973,398
7.	Jersey City	$1,797,592
8.	Lawrence	$2,965,157
9.	New Rochelle	$1,143,063
10.	Yonkers	$2,401,138
11.	Bruckner	$2,412,088
12.	Atlantic	$2,572,945
13.	Pelham	$1,188,825
14.	Ozone Park	$2,045,944

LEGAL_US_E # 101661756.3

Schedule 5.2
Seller’s Response to Purchaser’s Title Objections

LEGAL_US_E # 101661756.3